Exhibit 10.17

Confidential Treatment Requested by Capital Trust, Inc.

Execution Version

This REDEMPTION AGREEMENT (this “Agreement”), dated as of March 31, 2011, is entered into by and among Capital Trust, Inc., a Maryland corporation (“CT”), CT Legacy Holdings, LLC, a Delaware limited liability company (“CT Legacy Holdings”), CT Legacy REIT Mezz Borrower, Inc., a Maryland corporation (“CT Legacy REIT Mezz Borrower”) and CT Legacy Series 2 Note Issuer, LLC, a Delaware limited liability company (“CT Series 2 Note Issuer” and, together with CT, CT Legacy Holdings and CT Legacy REIT Mezz Borrower, the “CT Entities” or individually, a “CT Entity”), and Taberna Preferred Funding VI, Ltd. (“Taberna VI” and, together with the CT Entities, collectively, the “Parties” and each, individually, a “Party”).

WHEREAS:

A.           Reference is made to that certain Junior Subordinated Indenture, dated as of March 16, 2009 (as the same may have been amended, modified or supplemented from time to time, the “Existing Indenture”), by and between CT and The Bank of New York Mellon Trust Company, National Association (the “Existing Indenture Trustee” or “BNYM”).

B.           Taberna VI is the holder of $28,750,000 aggregate principal amount of Junior Subordinated Notes due 2036 issued by CT pursuant to the Existing Indenture (“Existing Notes”).

C.           Concurrently with the execution hereof, CT is consummating a Restructuring (as defined in Exhibit A and Exhibit B hereto) of all of its recourse debt liabilities as described in further detail in Exhibit A hereto consisting of the Legacy Asset Contribution Transaction, the CTLRMB Legacy Asset Downstream Contribution Transaction, the CTLA Legacy Asset Downstream Contribution Transactions, the Mezzanine Loan Contribution Transaction, the REIT Stock Contribution Transaction, the Note Exchange Transactions, the Repurchase Financing Assumption Transactions, the WestLB Loan Termination Transaction, the Old JSN Discharge Transaction, the Non-EOD Restructure 1 Contribution Transaction, the EOD CDO Redemption Transaction, the Old JSN 2 Discharge Transaction and the JSN Opt-Out Exchange Transaction.

D.           In furtherance of the Restructuring, CT has formed CT Legacy Manager, LLC, CT Legacy Holdings, CT Series 1 Note Issuer, CT Series 2 Note Issuer, CT Legacy REIT Holdings, CT Legacy REIT Mezz Borrower, CT Legacy Asset, CT Legacy MS and CT Legacy Citi and CT will cause an existing wholly owned corporation to be converted and renamed into CT Legacy JPM.

E.           In furtherance of the Restructuring, the Parties desire to consummate the EOD CDO Redemption Transaction, pursuant to which the Existing Notes are being redeemed upon the exercise by CT of redemption rights contained in that certain supplemental indenture, dated as of the date hereof, between CT and BNYM, as trustee (the “Supplemental Indenture”), to the Existing Indenture, for cash and certain Series 2 LLC Interest Secured Notes to be issued and/or delivered by the CT Entities.  In connection herewith, Taberna VI desires to transfer the Existing Noteholder Transferred Rights to CT whereby the Existing Noteholder Transferred Rights shall be satisfied in full, terminated and discharged.

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1.           Definitions.           This Agreement, the Series 2 LLC Interest Secured Notes, the Pledge Agreement and the Supplemental Indenture are collectively referred to herein as the “Operative Documents.”  All other capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in Exhibit A hereto.  The following terms shall have the following meanings:

“Affiliates” means, as applied to any person, any other person directly or indirectly controlling, controlled by, or under common control with, that person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the any securities having ordinary voting power for the election of directors of such person or (ii) to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§101 et seq., as amended.

“BNYM” has the meaning set forth in the Recitals.

“Cash” has the meaning set forth in Section 2(a).

“CERCLA” has the meaning set forth in Section 4(y).

“Closing” has the meaning set forth in Section 2(b).

“Closing Date” has the meaning set forth in Section 2(b).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

“Collateral Manager” has the meaning set forth in Section 2(b)(iii).

“Commission” has the meaning set forth in Section 4(bb).

“Company Counsel” has the meaning set forth in Section 3(b).

“CT” has the meaning set forth in the introductory paragraph hereof.

“CT Entities” has the meaning set forth in the introductory paragraph hereof.

“CT Legacy Holdings” has the meaning set forth in the introductory paragraph hereof.

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“CT Legacy REIT Mezz Borrower” has the meaning set forth in the introductory paragraph hereof.

“Environmental Law” has the meaning set forth in Section 4(y).

“Equity Interests” means with respect to any person (a) if such a person is a partnership, the partnership interests (general or limited) in a partnership, (b) if such person is a limited liability company, the membership interests in a limited liability company and (c) if such person is a corporation, the shares or stock interests (both common stock and preferred stock) in a corporation.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning set forth in Section 4(e).

“Exchange Act Reports” means the documents of CT filed with or submitted to the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by CT’s most recent Annual Report on Form 10-K.

“Existing Indenture” has the meaning set forth in the Recitals.

“Existing Indenture Trustee” has the meaning set forth in the Recitals.

“Existing Noteholder Transferred Rights” means any and all of Taberna VI’s right, title, obligations and interest in, to and under the Existing Notes and the Existing Indenture, including, without limitation, the following:

(i)           all amounts outstanding or payable to Taberna VI under the Existing Notes and/or the Existing Indenture;

(ii)           all claims (including “claims” as defined in Section §101(5) of the Bankruptcy Code), suits, causes of action, and any other right of Taberna VI, whether known or unknown, against CT or any of its affiliates, agents, representatives, contractors, advisors, or any other entity that in any way is based upon, arises out of or is related to any of the foregoing, including all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the exchange of, purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of Taberna VI against any attorney, accountant, financial advisor, or other entity arising under or in connection with the Existing Notes, the Existing Indenture or the transactions related thereto or contemplated thereby, except in each case for claims of fraud by CT or any of its Affiliates party thereto;

(iii)           all guarantees and all collateral and Liens of any kind for or in respect of the foregoing;

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(iv)           all cash, securities, or other property, and all setoffs and recoupments, to be received, applied, or effected by or for the account of Taberna VI under the Existing Notes and the Existing Indenture; and

(v)           all proceeds of the foregoing.

“Existing Notes” has the meaning set forth in the Recitals.

“Financial Statements” has the meaning set forth in Section 4(cc).

“GAAP” has the meaning set forth in Section 4(u).

“Governmental Entities” has the meaning set forth in Section 4(l).

“Governmental Licenses” has the meaning set forth in Section 4(o).

“Hazardous Materials” has the meaning set forth in Section 4(y).

“Indemnified Parties” has the meaning set forth in Section 9(a).

“Interim Financial Statements” has the meaning set forth in Section 4(cc).

“Investment Company Act” has the meaning set forth in Section 4(g).

“Lien” has the meaning set forth in Section 4(l).

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets of the entity or any of its subsidiaries taken as a whole.

“Mezzanine Loan Agreement” has the meaning set forth in Section 4(p).

“Mezzanine Loan Lender” shall mean Five Mile Capital II CT Mezz SPE LLC, a Delaware limited liability company.

“New LLC Interests” has the meaning set forth in Section 2(a).

“Party” has the meaning set forth in the introductory paragraph hereof.

“Pledge Agreement” has the meaning set forth in Section 2(b)(v).

“Properties” has the meaning set forth in Section 4(y).

“Redemption” has the meaning set forth in Section 2(b).

“Regulation D” has the meaning set forth in Section 4(c).

“REIT” has the meaning set forth in Section 4(gg).

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“RLF” has the meaning set forth in Section 3(b).

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated thereunder.

“Series 1 Notes” has the meaning set forth in Section 7.

“Series 2 LLC Interest Secured Note Collateral Agent” shall mean U.S. Bank, National Association.

“Series 2 LLC Interest Secured Notes” has the meaning set forth in Section 2(a).

“Significant Subsidiary” has the meaning set forth in Commission Regulation S-X.

“Supplemental Indenture” has the meaning set forth in the Recitals.

“Taberna VI” has the meaning set forth in the introductory paragraph hereof.

“Tax” has the meaning set forth in Section 4(t).

“Tax Returns” has the meaning set forth in Section 4(t).

“Venable” has the meaning set forth in Section 3(b).

2.	Redemption and Closing.

(a)           Subject to the terms and conditions contained herein, on the Closing Date, CT agrees to redeem the Existing Notes in accordance with the terms of the Supplemental Indenture, in consideration for $1,128,056.21 in cash in immediately available funds (the “Cash”) and $999,980.87 aggregate principal amount of 8.19% series 2 secured notes due 2016 of CT Series 2 Note Issuer, in the form attached as Exhibit C hereto (the “Series 2 LLC Interest Secured Notes”), secured by an aggregate of 621,149 Class A-1 Units of CT Legacy REIT Holdings (the “New LLC Interests”), and CT has requested that Taberna VI accept such Cash and Series 2 LLC Interest Secured Notes in redemption of the Existing Notes, and Taberna VI agrees to accept such Cash and Series 2 LLC Interest Secured Notes in redemption of the Existing Notes.

(b)           The closing of the redemption and the other transactions between the Parties hereto contemplated herein shall occur at the offices of Company Counsel in New York, New York (the “Closing”), or such other place as the Parties hereto shall agree, at 11:00 a.m. New York time, on March 31, 2011 or such later date as the Parties may agree (such date and time of delivery the “Closing Date”).  The CT Entities and Taberna VI hereby agree that prior to or at the Closing of the redemption (the “Redemption”) the following transactions will occur and items will be delivered:

(i)           CT and the Existing Indenture Trustee shall enter into the Supplemental Indenture, and the Existing Notes shall be redeemed in accordance with the terms thereof.

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(ii)           Effective at the Closing, Taberna VI shall irrevocably and without further action transfer, assign, grant and convey the Existing Notes and Existing Noteholder Transferred Rights to CT and shall release CT, together with its predecessors, successors, assigns, subsidiaries, affiliates and agents and all of their respective past, present and future officers, directors, shareholders, employees, contractors and attorneys and their respective predecessors, heirs, successors and assigns, from any and all claims, actions and liabilities with respect to the Existing Notes, the Existing Indenture and the Existing Noteholder Transferred Rights.  Effective at the Closing, the CT Entities shall release Taberna VI, together with its predecessors, successors, assigns, subsidiaries, affiliates and agents and all of their respective past, present and future officers, directors, shareholders, employees, contractors and attorneys and their respective predecessors, heirs, successors and assigns, from any and all claims, actions and liabilities with respect to the Existing Notes, the Existing Indenture and the Existing Noteholder Transferred Rights.

(iii)           TP Management LLC (the “Collateral Manager”) shall, in connection with the delivery of an issuer order, request the delivery of the Existing Notes held by or on behalf of Taberna VI to BNYM.

(iv)           The Existing Notes shall be cancelled and the Existing Indenture shall be terminated and discharged by the Existing Indenture Trustee at the request of CT.

(v)           CT Series 2 Note Issuer, Taberna VI and the Series 2 LLC Interest Secured Note Collateral Agent shall enter into a pledge and security agreement, in the form attached as Exhibit D hereto (the “Pledge Agreement”), relating to the pledge by CT Series 2 Note Issuer of the New LLC Interests securing the Series 2 LLC Interest Secured Notes, with Taberna VI being the secured party under the terms of the Pledge Agreement for the New LLC Interests.

(vi)           CT shall pay to BNYM all of such party’s reasonable legal fees for one counsel, costs and other expenses in connection with the satisfaction, termination and discharge of the Existing Notes and Existing Indenture.

(vii)           CT shall pay to Taberna VI all of their reasonable legal fees for one counsel, costs and other expenses in connection with the Redemption.

(viii)           Prior to or simultaneously with the occurrence of the events described in subsections (i) through (vii) above in connection with the EOD CDO Redemption Transaction and the Old JSN 2 Discharge Transaction, the other transactions in connection with the Restructuring, including, without limitation, the Legacy Asset Contribution Transaction, the CTLRMB Legacy Asset Downstream Contribution Transaction, the CTLA Legacy Asset Downstream Contribution Transactions, the Mezzanine Loan Contribution Transaction, the REIT Stock Contribution Transaction, the Note Exchange Transactions, the Repurchase Financing Assumption Transactions, the WestLB Loan Termination Transaction, the Old JSN Discharge Transaction, the Non-EOD CDO Restructure 1 Contribution Transaction and the JSN Opt-Out Exchange Transaction, shall occur.

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3.           Conditions Precedent.  The obligations of the Parties under this Agreement are subject to the following conditions precedent:

(a)           The representations and warranties contained herein shall be accurate as of the Closing Date.

(b)           Paul, Hastings, Janofsky & Walker LLP, counsel for the CT Entities (the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to Taberna VI, in substantially the form set out in Annex A-I hereto, Venable LLP, Maryland counsel for CT and CT Legacy REIT Mezz Borrower (“Venable”), shall have delivered an opinion, dated the Closing Date, addressed to Taberna VI, in substantially the form set out in Annex A-II hereto, and Richards, Layton & Finger, P.A., counsel to CT Legacy Holdings and CT Series 2 Note Issuer (“RLF”), shall have delivered an opinion, dated the Closing Date, addressed to Taberna VI, in substantially the form set out in Annex A-III hereto.  In rendering their opinions, the Company Counsel, Venable and RLF may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the CT Entities and by government officials, and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel, Venable and RLF opinions.  Company Counsel, Venable and RLF may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction.

(c)           Each of the other transactions in connection with the Restructuring, including, without limitation, the Legacy Asset Contribution Transaction, the CTLRMB Legacy Asset Downstream Contribution Transaction, the CTLA Legacy Asset Downstream Contribution Transactions, the Mezzanine Loan Contribution Transaction, the REIT Stock Contribution Transaction, the Note Exchange Transactions, the Repurchase Financing Assumption Transactions, the WestLB Loan Termination Transaction, the Old JSN Discharge Transaction, the Non-EOD CDO Restructure 1 Contribution Transaction and the JSN Opt-Out Exchange Transaction, shall occur prior to or substantially concurrently with the Closing, and in the order contemplated hereby and described in and pursuant to the documents described in, and by Exhibit A hereto.

(d)             The CT Entities shall each have furnished a certificate of such CT Entity to Taberna VI, executed by the secretary or a person performing a similar function of such CT Entity, in his or her capacity as such, dated as of the Closing Date, as to (i) and (ii) below, certifying:

(i)           as to the incumbency, signature and authority of the officers of such CT Entity authorized to execute, deliver and perform, as applicable, the Operative Documents to which such CT Entity is a party and all other documents, instruments or agreements related thereto to be executed by such CT Entity; and

(ii)           that the certificate of incorporation and bylaws or certificate of formation and limited liability company agreement, as applicable, of such CT Entity, including, in each case, all amendments thereto, attached to the certificate are true, correct and complete, in effect on the Closing Date and were duly adopted.

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(e)           Each of the CT Entities shall have furnished to Taberna VI a certificate of such CT Entity, signed by the Chief Executive Officer, President or an Executive Vice President, and the Chief Financial Officer, Treasurer or Assistant Treasurer of each CT Entity, in their capacities as such, dated as of the Closing Date, to the effect that the representations and warranties in this Agreement are true and correct on and as of the Closing Date, and each CT Entity has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f)           Simultaneously with the Closing, each of the documents listed in Section 2(b)(i)-(vii) shall be executed and delivered and each of the items in Section 2(b)(i)-(vii) shall have occurred, in each case as provided in Section 2(b).

Each certificate signed by any officer of the CT Entities and delivered to Taberna VI or its counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the CT Entities, and not by such officer in any individual capacity.

4.           Representations and Warranties of CT, CT Legacy Holdings, CT Legacy REIT Mezz Borrower and CT Series 2 Note Issuer.  Each of CT, CT Legacy Holdings, CT Legacy REIT Mezz Borrower and CT Series 2 Note Issuer represents, warrants and covenants to Taberna VI as follows:

(a)           It (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, and (ii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents to which it is a party.

(b)           It has not engaged any broker, finder or other entity acting under the authority of it or any of its affiliates that is entitled to any broker’s commission or other fee in connection with the transaction for which Taberna VI or any of its Affiliates could be responsible.

(c)           None of the CT Entities nor any of their “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act), nor any person acting on their behalf, has, directly or indirectly, made offers or sales of any security of CT Series 2 Note Issuer, or solicited offers to buy any security of CT Series 2 Note Issuer, under any circumstances that would require the registration of the Series 2 LLC Interest Secured Notes under the Securities Act.

(d)           None of the CT Entities nor any of their Affiliates, nor any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Series 2 LLC Interest Secured Notes.

(e)           The Series 2 LLC Interest Secured Notes (a) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (b) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act, and the Series 2 LLC Interest Secured Notes otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act.

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(f)           Neither it nor any of its Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Series 2 LLC Interest Secured Notes.

(g)           CT Series 2 Note Issuer is not, and immediately following consummation of the transactions contemplated hereby, will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(h)           This Agreement and the consummation of the transactions contemplated herein have been duly authorized, executed and delivered by the CT Entities and, assuming due authorization, execution and delivery by Taberna VI, constitutes a legal, valid and binding obligation of the applicable CT Entities enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(i)           It is the owner of the Series 2 LLC Interest Secured Notes and the New LLC Interests, as applicable, and shall deliver the Series 2 LLC Interest Secured Notes and the New LLC Interests pursuant to this Agreement free and clear of any Lien.

(j)           The New LLC Interests have been duly authorized by CT Legacy REIT Holdings and are validly issued, fully paid and non-assessable.  The Series 2 LLC Interest Secured Notes have been duly authorized by CT Series 2 Note Issuer and, on the Closing Date, when delivered to Taberna VI upon the redemption of the Existing Notes, will constitute legal, valid and binding obligations of CT Series 2 Note Issuer, enforceable against CT Series 2 Note Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(k)           The Pledge Agreement has been duly authorized, executed and delivered by CT Series 2 Note Issuer and, assuming due authorization, execution and delivery by Taberna VI and the Series 2 LLC Interest Secured Note Collateral Agent, constitutes a legal, valid and binding obligation of CT Series 2 Note Issuer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

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(l)           Neither the issuance of the Series 2 LLC Interest Secured Notes nor the execution and delivery of and compliance with the Operative Documents by the CT Entities, as applicable, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the charter or by-laws or similar organizational documents of the CT Entities, as applicable, or any subsidiary of the CT Entities, or any other Operative Document or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign (collectively, the “Governmental Entities”) having jurisdiction over the CT Entities or any of their subsidiaries or their respective properties or assets, (ii) will conflict with or constitute a violation or breach of, or a default under, or result in the creation or imposition of any security interests, pledges, liens, claims, encumbrances and interests (each, a “Lien”) upon any property or assets of the CT Entities or any of their subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the CT Entities or any of their subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i)(y) or this clause (ii), for such conflicts, breaches, violations, defaults, or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect on the CT Entities, or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity.

(m)           Each CT Entity has all requisite power and authority to own, lease and operate its properties and assets and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of such CT Entity to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(n)           CT Legacy Holdings has no subsidiaries that are material to its business, financial condition or earnings, other than those Significant Subsidiaries listed in Schedule A attached hereto (which Schedule A includes each such Significant Subsidiaries).  Each Significant Subsidiary is a corporation, partnership or limited liability company duly and properly incorporated or organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized or formed, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts.  Each Significant Subsidiary is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(o)           Each CT Entity holds all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct its respective businesses as now being conducted, and such CT Entity has not received any notice of proceedings relating to the revocation or modification of any such Governmental License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and such CT Entity is in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

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(p)           All of the issued and outstanding Equity Interests of CT Legacy Holdings and each of its subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding Equity Interests of each consolidated subsidiary of CT Legacy Holdings is owned by CT Legacy Holdings, directly or through subsidiaries, free and clear of any Lien, claim, or equitable right (in each case, other than preferred equity interests issued by CDO subsidiaries and the Equity Interests of CT Legacy Asset, which are pledged pursuant to that loan agreement, entered into as of the date hereof, between the Mezzanine Loan Lender and CT Legacy REIT Mezz Borrower  (the “Mezzanine Loan Agreement”); and none of the issued and outstanding Equity Interests of CT Legacy Holdings or any subsidiary thereof was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws or similar organizational documents of such entity or under any agreement to which CT Legacy Holdings or any of its subsidiaries is a party.

(q)           No CT Entity nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which any CT Entity or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(r)           No labor dispute with the employees of any CT Entity or any of its subsidiaries exists or, to the knowledge of any CT Entity, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(s)           Each CT Entity and each of its subsidiaries has good and marketable title to all of its respective real and personal property, in each case free and clear of all Liens and defects, except for the Equity Interests of CT Legacy Asset, which are pledged pursuant to the Mezzanine Loan Agreement and those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which any CT Entity or any of its subsidiaries holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither any CT Entity nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of any CT Entity or any subsidiary of any CT Entity under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

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(t)           Each CT Entity and Significant Subsidiary, as applicable, has timely and duly filed (or filed extensions thereof (and which extensions are presently in effect)) all Tax Returns required to be filed by them, except where such would not, singly or in the aggregate, have a Material Adverse Effect, and all such Tax Returns are true, correct and complete in all material respects.  Each CT Entity and Significant Subsidiary, as applicable, has timely and duly paid in full all Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return), except for any Taxes that are being disputed in good faith and for which adequate reserves are held.  There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect any CT Entity or any of the Significant Subsidiaries, and no such audits or assessments have been threatened in a writing received by it or them.  As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract.  As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(u)           The books, records and accounts of each CT Entity and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, each CT Entity and its subsidiaries.  Each CT Entity and each of its subsidiaries maintains a system of internal accounting controls to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the CT Entities of their obligations under the Operative Documents, as applicable, or the consummation by the CT Entities of the transactions contemplated by the Operative Documents.

(w)           Each CT Entity and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against.  All policies of insurance and fidelity or surety bonds insuring such CT Entity or any of the Significant Subsidiaries or its or their respective businesses, assets, employees, officers and directors are in full force and effect.  Each of the CT Entities and the Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither CT nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Within the past twelve months, neither CT nor any Significant Subsidiary has been denied any insurance coverage it has sought or for which it has applied.

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(x)           Each CT Entity and its subsidiaries or any person acting on behalf of each CT Entity and its subsidiaries including, without limitation, any director, officer, agent or employee of each CT Entity or its subsidiaries has not, directly or indirectly, while acting on behalf of each CT Entity and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment.

(y)           Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) to each CT Entity’s actual knowledge, each CT Entity and its subsidiaries have been and are in compliance with applicable Environmental Laws, (ii) to each CT Entity’s actual knowledge neither any CT Entity, nor any of its subsidiaries has at any time released (as such term is defined in CERCLA) or otherwise disposed of Hazardous Materials on, to, in, under or from any of the real properties currently or previously owned, leased or operated by any CT Entity or any of its subsidiaries (collectively, the “Properties”) other than in compliance with all Environmental Laws, (iii) to each CT Entity’s actual knowledge, neither any CT Entity nor any of its subsidiaries has used the Properties, other than in compliance with applicable Environmental Laws, (iv) neither any CT Entity nor any of its subsidiaries has received any written notice of, or has any actual knowledge of any occurrence or circumstance which, with notice or passage of time or both, is reasonably likely to give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, or their respective assets or arising out of the conduct of each CT Entity or its subsidiaries, (v) to each CT Entity’s actual knowledge, none of the Properties are included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) to each CT Entity’s actual knowledge, none of any CT Entity, any of its subsidiaries or agents or any other person or entity for whose conduct any of them is reasonably likely to be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, (vii) to each CT Entity’s knowledge, no Lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material, and (viii) none of any CT Entity, any of its subsidiaries or, to each CT Entity’s actual knowledge, any other person or entity for whose conduct any of them is reasonably likely to be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Properties or any facilities or improvements or any operations or activities thereon.

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As used herein, “Hazardous Materials” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.

(z)           CT (i) is a sophisticated entity with respect to the Redemption, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Redemption and (iii) has independently and without reliance upon the Collateral Manager, Taberna VI or any of their affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon Taberna VI’s express representations, warranties, covenants and agreements in this Agreement.  It acknowledges that neither the Collateral Manager nor Taberna VI or any of their Affiliates has given it any investment advice, credit information or opinion on whether the Redemption is prudent.

(aa)           There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of it after due inquiry, threatened against or affecting it or any of its subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by this Agreement or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which it or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(bb)           The accountants of CT who certified the Financial Statements are independent public accountants of CT and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(cc)           The audited consolidated financial statements (including the notes thereto) and schedules of CT and its consolidated subsidiaries for the fiscal year ended December 31, 2009, filed with the Commission in CT’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “Financial Statements”) and the interim unaudited consolidated financial statements of CT and its consolidated subsidiaries for the quarter ended September 30, 2010 (the “Interim Financial Statements”) are the most recent publicly available audited and unaudited consolidated financial statements of CT and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with GAAP, the financial position of CT and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject in the case of Interim Financial Statements, to year-end adjustments.  Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein and subject to normal recurring adjustments in the ordinary course).

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(dd)           Neither CT nor any of its subsidiaries has any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against CT or any of its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of CT and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements and Interim Financial Statements and (iii) as described in the Exchange Act Reports.

(ee)           Since the respective dates of the Interim Financial Statements, there has not been (A) any Material Adverse Effect or (B) any dividend or distribution of any kind declared, paid or made by CT on any class of its Equity Interests, other than regular quarterly dividends on CT’s common stock.

(ff)           The documents of CT filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by CT’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by CT with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, at the date of this Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to CT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which CT or any of its subsidiaries is a party that are required to be so filed.  To the actual knowledge of the Chief Financial Officer of CT, CT is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

(gg)           Commencing with its taxable year ending December 31, 2003, CT has been, and upon the completion of the transactions contemplated hereby, CT will continue to be (for as long as the board of directors of CT believes it is in CT’s best interest to qualify as a REIT), organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code, and CT’s organizational structure and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.  As long as the board of directors of CT believes it is in CT’s best interests to qualify as a REIT, CT expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2011 and succeeding taxable years.

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(hh)           The information regarding the transactions contemplated by this Agreement provided by CT to the Collateral Manager and Taberna VI does not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.           Representations and Warranties of Taberna VI.  Taberna VI represents, warrants and covenants to each of the CT Entities as follows:
(a)           It is a company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party, (ii) to make the representations and warranties specified herein and therein and (iii) to consummate the transactions contemplated in the Operative Documents.

(b)           This Agreement has been duly authorized, executed and delivered by it and, on the Closing Date, assuming due authorization, execution and delivery by the CT Entities, as applicable, constitutes a legal, valid and binding obligation of Taberna VI, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c)           No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any Governmental Entity or any other person, other than those that have been made or obtained, is necessary or required for the performance by Taberna VI of its obligations under this Agreement or to consummate the transactions contemplated herein.

(d)           It is a “Qualified Purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.  It is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(e)           Taberna VI is the sole holder of the Existing Notes and the related Existing Noteholder Transferred Rights and shall deliver the Existing Notes and the Existing Noteholder Transferred Rights on the Closing Date pursuant to the Supplemental Indenture and this Agreement free and clear of any Lien.

(f)           Taberna VI is the sole beneficial owner of $28,750,000 aggregate principal amount of Existing Notes.

(g)           It is aware that the Series 2 LLC Interest Secured Notes and New LLC Interests have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

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(h)           It understands and acknowledges that (i) no public market exists for any of the Series 2 LLC Interest Secured Notes or New LLC Interests and that it is unlikely that a public market will ever exist for the Series 2 LLC Interest Secured Notes or New LLC Interests, (ii) Taberna VI is purchasing Series 2 LLC Interest Secured Notes and New LLC Interests for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, and it agrees to the legends and transfer restrictions applicable to the Series 2 LLC Interest Secured Notes and New LLC Interests, and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from the CT Entities and is aware that it may be required to bear the economic risk of an investment in the Series 2 LLC Interest Secured Notes and New LLC Interests forever.

(i)           It is aware that the Series 2 LLC Interest Secured Notes and New LLC Interests may not be transferred if such transfer results in the assets being deemed “plan assets” for purposes of ERISA or Section 4975 of the Code.

(j)           It has not engaged any broker, finder or other entity acting under its authority that is entitled to any broker’s commission or other fee in connection with this Agreement and the consummation of transactions contemplated in this Agreement for which the CT Entities could be responsible.

(k)           It (i) is a sophisticated entity with respect to the Redemption and the transactions contemplated hereby, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Redemption and the transactions contemplated hereby and (iii) has independently and without reliance upon the CT Entities or any of their Affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the CT Entities’ express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the CT Entities in connection therewith.

6.           Financing Covenant.  To the extent permitted under the Mezzanine Loan Agreement and the agreements entered into in connection with the Repurchase Finance Assumption Transactions, CT Legacy REIT Mezz Borrower may finance or refinance Legacy Assets.  CT Legacy REIT Mezz Borrower covenants and agrees that, in pursuing any such financing or refinancing, whether before or after the satisfaction of the Mezzanine Loan Agreement, CT Legacy REIT Mezz Borrower will in good faith undertake to obtain any such financing or refinancing of the Legacy Assets or any other new debt on the most favorable prevailing market-based terms available under the circumstances, including with respect to any financing obtained from any stockholder of CT Legacy REIT Mezz Borrower, CT, or any Affiliate thereof, and CT Legacy REIT Mezz Borrower will enter into such financings, refinancings or any other debt only to the extent that it maximizes the return on the Legacy Assets to all of its shareholders and is not intended to unfairly delay the distribution of dividends to its shareholders.

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7.           Prepayment Restrictions. Except for prepayments pursuant to the payment of dividends or distributions on the Class A-1 Units and Class A-2 Units of CT Legacy REIT Holdings securing those certain 8.19% series 1 secured notes due 2016 issued by CT Legacy Series 1 Note Issuer, LLC (the “Series 1 Notes”), and the New LLC Interests, neither CT Legacy Holdings nor any of its subsidiaries shall prepay either the Series 1 Notes or the Series 2 LLC Interest Secured Notes unless any prepayment is made pro rata among both the Series 1 Notes and the Series 2 LLC Interest Secured Notes based on the outstanding principal amount thereof, including any payment in kind interest accrued thereon and added thereto.

8.           Payment of Expenses.  On the Closing Date, in addition to the obligations agreed to by CT under Section 2(b)(vi) and (vii) herein, the CT Entities shall pay all reasonable costs and expenses incurred by Taberna VI in connection with the authorization, execution and delivery of this Agreement and the transactions contemplated hereby, including the reasonable fees of one counsel for Taberna VI.  The CT Entities shall pay the fees and all reasonable expenses, including the fees and disbursements of one counsel, for the Series 2 LLC Interest Secured Note Collateral Agent, in its capacity as such.

9.	Indemnification.

(a)  The CT Entities agrees to indemnify and hold harmless BNYM and Taberna VI (collectively, the “Indemnified Parties”), the Indemnified Parties’ respective directors, officers, employees and agents and each person, if any, who controls the Indemnified Parties within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements contained in any information provided by the CT Entities, in light of the circumstances under which they were made, not misleading, (ii) the breach or alleged breach of any representation, warranty, covenant or agreement of the CT Entities contained herein or in the Pledge Agreement, or (iii) the execution and delivery by the CT Entities of the Operative Documents and the consummation of the transactions contemplated herein and therein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the CT Entities may otherwise have.

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(b)           Promptly after receipt by an Indemnified Party under this Section 9 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above.  The Indemnified Parties shall be entitled to appoint counsel to represent the Indemnified Parties in any action for which indemnification is sought.  An indemnifying party may participate at its own expense in the defense of any such action.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party elects to engage separate counsel because such Indemnified Party believes that its interests are not aligned with the interests of another Indemnified Party or that a conflict of interest might result.  An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

10.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties and other statements of the Parties and/or their officers and directors set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the Redemption.  The provisions of Sections 6 through 21 shall survive the termination or cancellation of this Agreement.

11.           Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the Parties hereto.

12.           Notices.  All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed or by any other reasonable means of communication, including by electronic mail, to the relevant Party at its address specified in Exhibit E.

13.           Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the Parties hereto and the affiliates, directors, officers, employees, agents and controlling persons and their successors, assigns, heirs and legal representatives, any right or obligation hereunder.  None of the rights or obligations of the CT Entities under this Agreement may be assigned, whether by operation of law or otherwise, without the prior written consent of Taberna VI.

14.           Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

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15.           Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

16.           Waiver of Jury Trial  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY OPERATIVE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

17.           Counterparts and Facsimile.  This Agreement may be executed by any one or more of the Parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement may be executed by any one or more of the Parties hereto by facsimile.

18.           Transactions Steps.  The Parties hereby acknowledge that the transactions contemplated by this Agreement involve a series of steps as more fully described in the Recitals to this Agreement and as set forth in Exhibit A hereto, and represent that it is their intention that the various steps set forth in such Recitals be consummated in the sequence set forth therein.

19.           Confidentiality.  Each of the Parties shall not disclose the terms of this Agreement hereof without the prior written consent of the other Parties; provided, however, that each Party may disclose such terms to (i) their respective Affiliates, directors, officers, employees, attorneys, accountants, partners, members and financial and other advisors, (ii) pursuant to a subpoena or order issued by a court, arbitrator or governmental body or agency, or as otherwise required by law or regulation or stock exchange requirements, (iii) in connection with any suit, action or proceeding relating to this Agreement or any other Operative Document or the enforcement of rights hereunder or under any other Operative Document, or (iv) to the extent such terms or information become publicly available other than as a result of a breach of this Section 19.  Notwithstanding any other provision herein to the contrary, each of the Parties hereto (and each employee, representative or other agent of each such Party) may disclose to any and all persons, without limitation of any kind, any information with respect to the United States, federal, state and local “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereto and all materials of any kind (including opinions or other tax analyses) that are provided to such party or its representatives relating to such tax treatment and tax structure; provided that no person may disclose any pricing terms or other nonpublic business or financial information that is unrelated to the United States federal, state and local tax treatment of the transaction and is not relevant to understanding the United States federal, state and local tax treatment of the transaction, without complying with the provisions of this Section 19; provided, further, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local tax treatment or tax structure of the transactions contemplated hereby.

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20.           Entire Agreement.  This Agreement constitutes the entire agreement of the Parties to this Agreement and supercedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

21.           Recourse to Taberna VI.   Recourse hereunder solely with respect to Taberna VI shall be limited solely to the assets of Taberna VI. To the extent the assets of Taberna VI or the proceeds of such assets are insufficient to meet the obligations of Taberna VI hereunder in full, Taberna VI shall have no further liability in respect of such outstanding obligations. The CT Entities hereby agree not to institute any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws against Taberna VI until at least one year and one day or the then applicable preference period under the Bankruptcy Code or, where the context requires, the applicable insolvency provisions of the laws of the Cayman Islands plus ten (10) days after the payment in full of all the securities issued by Taberna VI; provided, that nothing in this Section 21 shall preclude the CT Entities from taking any action against Taberna VI prior to the expiration of the aforementioned period in (x) any case or proceeding voluntarily filed or commenced by Taberna VI or (y) any involuntary insolvency proceeding filed or commenced against Taberna VI by a person other than the CT Entities.

[Signature Pages Follows]

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IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.
CAPITAL TRUST, INC.

By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer

CT LEGACY HOLDINGS, LLC

By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer

CT LEGACY REIT MEZZ BORROWER, INC.

By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer

CT LEGACY SERIES 2 NOTE ISSUER, LLC

By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer

(Signatures continue on the next page)

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

TABERNA PREFERRED FUNDING VI, LTD. By: TP Management LLC, as Collateral Manager

By:	/s/ Marc K. Furstein
	Name:	Marc K. Furstein
	Title:	Chief Operating Officer

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

EXHIBIT A

Secured and Unsecured Obligations

Set forth below is a list of certain secured and unsecured debt obligations (the “Legacy Debt Obligations”) of Capital Trust, Inc., a Maryland corporation (“CT”):

1.
$42,369,695 due and payable under that certain master repurchase agreement, dated as of July 30, 2007, by and among CT, as seller (“Citi Seller”) and Citigroup Global Markets Inc., as securities buyer (“Citi Securities Buyer”) and Citigroup Financial Products Inc., as loan buyer (“Citi Loan Buyer”, together with Citi Securities Buyer, “Citi Buyers”), as amended by that certain amendment No. 2 to master repurchase agreement, dated as of July 24, 2008, by and between Citi Seller and Citi Buyers, as further amended by that certain amendment No. 3 to master repurchase agreement, dated as of March 16, 2009, by and between Citi Seller and Citi Buyers, as further amended by that certain amendment No. 4 to master repurchase agreement, dated as of October 1, 2009, by and between Citi Seller and Citi Buyers.

2.
$131,939,582 due and payable under that certain master repurchase agreement, dated as of October 24, 2008, by and among CT and CT BSI Funding Corp., as sellers (collectively, “JPM 1 Sellers”) and JPMorgan Chase Bank, N.A., as buyer (“JPM 1 Buyer”), as amended by that certain amendment No. 1 to master repurchase agreement, dated as of March 16, 2009, by and among JPM 1 Sellers, JPM 1 Buyer and JPMorgan Chase Bank, N.A., as affiliated hedge counterparty.

3.
$61,833,585 due and payable under that certain master repurchase agreement, dated as of November 21, 2008, by and among CT and CT BSI Funding Corp., as sellers (collectively, “JPM 2 Sellers”) and JPMorgan Chase Funding Inc., as buyer (“JPM 2 Buyer”), as amended by that certain amendment No. 1 to master repurchase agreement, dated as of March 16, 2009, by and among JPM 2 Sellers, JPM 2 Buyer and JPMorgan Chase Bank., N.A., as affiliated counter party.

4.
$104,106,223 due and payable under that certain master repurchase agreement, dated as of July 29, 2005, by and among CT, CT RE CDO 2004-1 Sub, LLC, and CT RE CDO 2005-1 Sub, LLC, as sellers (collectively, “MS Sellers”) and Morgan Stanley Bank, N.A., as buyer (“MS Buyer”), as amended by that certain amendment No. 1 to master repurchase agreement, dated as of November 4, 2005, by and among MS Sellers and MS Buyer, as further amended by that certain amendment No. 2 to master repurchase agreement, dated as of November 16, 2005, by and among MS Sellers and MS Buyer, as further amended by that certain amendment No. 3 to master repurchase agreement, dated as of April 6, 2006, by and among MS Sellers and MS Buyer, as further amended by that certain amendment No. 4 to master repurchase agreement, dated as of April 26, 2006, by and among MS Sellers and MS Buyer, as further amended by that certain letter agreement, dated June 23, 2006, from CT to Morgan Stanley, as further amended by that certain amendment No. 5 to master repurchase agreement, dated as of February 14, 2007, by and among MS Sellers and MS Buyer, as further amended by that certain joinder and amendment, dated as of June 5, 2007, by and among, CT Investment Management Co., LLC (“CT Investment”), MS Sellers, MS Buyer, Deutsche Bank National Trust Company (“Custodian”) and Midland Loan Services, Inc. (“Servicer”), as further amended by that certain amendment No. 6 to master repurchase agreement, dated as of December 14, 2007, by and among MS Sellers and MS Buyer, as further amended by that certain amendment No. 7 to master repurchase agreement, dated as of June 30, 2008, by  and among MS Sellers, CT Investment (together with MS Sellers, “New MS Sellers”) and MS Buyer, as further amended by that certain amendment No. 8 to master repurchase agreement, dated as of July 28, 2008, by and among New MS Sellers and MS Buyer, as further amended by that certain joinder No. 2 and amendment No. 9 to master repurchase agreement, dated as of February 13, 2009, by and among CT XLC Holding, LLC (“XLC”), New MS Sellers, MS Buyer, Custodian and Servicer, as further amended by that certain amendment No. 10 to master repurchase agreement, dated as of March 16, 2009, by and among MS Sellers, XLC and MS Buyer, as further amended by that certain amendment No. 11 to master repurchase agreement, dated as of October 1, 2009, by and among MS Sellers, XLC and MS Buyer, as further amended by that certain joinder No. 3 and amendment No. 12 to master repurchase agreement, dated as of February 3, 2011, by and among MS Sellers, XLC, and Bellevue CT Holdings, LLC, as sellers (collectively, “New MS Sellers II”), MS Buyer, as buyer, Custodian, and Servicer, as further amended by that certain joinder No. 4 and amendment No. 13 to master repurchase agreement, dated as of February 3, 2011, by and among New MS Sellers II and CNL Hotel JV, LLC, as sellers (collectively, “New MS Sellers III”), MS Buyer, as buyer, Custodian, and Servicer.

5.
$99,338,851 due and payable under that certain amended and restated credit agreement, dated as of March 16, 2009, among CT, WestLB, AG, New York Brach, BNP Paribas, Morgan Stanley Bank N.A., JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, N.A. and WestLB AG, New York Branch, as administrative agent for the lenders.

6.
$143,752,750 due and payable under that certain junior subordinated indenture, dated as of March 16, 2009, between CT and The Bank of New York Mellon Trust Company, National Association (“BNYM”), as trustee, and that certain junior subordinated indenture, dated as of May 14, 2009, by and between CT and BNYM, as trustee.

Legacy Assets

Set forth on Exhibit B to the Agreement to which this Exhibit A is attached is a list of certain assets owned by CT or its subsidiaries to be contributed to CT Legacy REIT Mezz Borrower (as defined below) in connection with the Restructuring (as defined below) (the “Legacy Assets”).

Restructuring

CT has undertaken to restructure and/or settle the Legacy Debt Obligations pursuant to a plan (the “Restructuring”) that contemplates the following steps and transactions:

1.
The transfer of the Legacy Assets to CT Legacy REIT Mezz Borrower, Inc., a Maryland corporation (“CT Legacy REIT Mezz Borrower”) in exchange for cash and the issuance to CT Legacy Holdings, LLC, a Delaware limited liability company (“CT Legacy Holdings”), of shares of Class A-1 Common Stock, Class A-2 Common Stock, Class B Common Stock of CT Legacy REIT Mezz Borrower and the issuance to CT of Class A Preferred Stock (each of the foregoing as defined herein) of CT Legacy REIT Mezz Borrower pursuant to that certain contribution agreement, dated as of the date hereof, by and among CT, CT Legacy REIT Mezz Borrower and CT Legacy Holdings (the “Legacy Asset Contribution Transaction”);

2.
The transfer of the Legacy Assets by CT Legacy REIT Mezz Borrower as a contribution to CT Legacy Asset, LLC, a Delaware limited liability company (“CT Legacy Asset”), pursuant to that certain contribution agreement, dated as of the date hereof, by and between CT Legacy REIT Mezz Borrower and CT Legacy Asset (the “CTLRMB Legacy Asset Downstream Contribution Transaction”);

3.
The transfer of certain of the Legacy Assets by CT Legacy Asset as a contribution to CT Legacy MS SPV, LLC, a Delaware limited liability company (“CT Legacy MS”), CT Legacy Citi SPV, LLC, a Delaware limited liability company (“CT Legacy Citi”) and CT Legacy JPM SPV, LLC, a Delaware limited liability company (“CT Legacy JPM”), pursuant to that certain contribution agreement, dated as of the date hereof, by and among CT Legacy Asset, on the one hand, and each of CT Legacy MS, CT Legacy Citi and CT Legacy JPM, on the other hand (the “CTLA Legacy Asset Downstream Contribution Transactions”);

4.
The funding of cash to CT Legacy REIT Mezz Borrower pursuant to that certain mezzanine loan agreement, dated as of the date hereof, by and between CT Legacy REIT Mezz Borrower, as borrower, and Five Mile Capital II CT Mezz SPE LLC (“Five Mile Lender”), as lender (the “Mezzanine Loan Agreement”), the pledge by CT Legacy REIT Mezz Borrower of 100% of its membership interests in CT Legacy Asset, and certain other assets of CT Legacy REIT Mezz Borrower, all pursuant to a pledge and security agreement, dated as of the date hereof, by CT Legacy REIT Mezz Borrower, as security for CT Legacy REIT Mezz Borrower’s obligations under the Mezzanine Loan Agreement and related mezzanine loan promissory note (the “Mezzanine Pledge”), and the non-recourse carve-out guaranty thereof by CT pursuant to that certain guaranty, dated as of the date hereof, pursuant to that certain contribution agreement, dated as of the date hereof, by and among Five Mile Lender, Five Mile Capital II CT Equity SPE LLC (“Five Mile Shareholder”) and CT Legacy REIT Mezz Borrower, in exchange for the issuance by CT Legacy REIT Mezz Borrower to Five Mile Lender of the related mezzanine loan promissory note and Five Mile Shareholder of shares of Class A-2 Common Stock of CT Legacy REIT Mezz Borrower (the “Mezzanine Loan Contribution Transaction”);

5.
The contribution to CT Legacy REIT Holdings, LLC, a Delaware limited liability company (“CT Legacy REIT Holdings”) of Class A-1 Common Stock and Class A-2 Common Stock held by CT Legacy Holdings and Five Mile Shareholder in exchange for the issuance to CT Legacy Holdings and Five Mile Shareholder of Class A-1 Units and/or Class A-2 Units of CT Legacy REIT Holdings pursuant to that certain contribution agreement, dated as of the date hereof, by and among CT Legacy REIT Holdings, CT Legacy Holdings and Five Mile Shareholder (the “REIT Stock Contribution Transaction”);

6.
The transfer by CT Legacy Holdings of Class A-1 Units and/or Class A-2 Units of CT Legacy REIT Holdings to each of CT Legacy Series 1 Note Issuer, LLC, a Delaware limited liability company (“CT Series 1 Note Issuer”) and CT Legacy Series 2 Note Issuer, LLC, a Delaware limited liability company (“CT Series 2 Note Issuer”) in exchange for the issuance to CT Legacy Holdings by CT Series 1 Note Issuer of those certain series 1 secured notes, dated as of the date hereof, secured by Class A-1 Units and Class A-2 Units of CT Legacy REIT Holdings (the “Series 1 Notes”), pursuant to that certain exchange agreement, dated as of the date hereof, by and between CT Legacy Holdings and CT Series 1 Note Issuer (the “Series 1 Note Exchange Transaction”), and the issuance to CT Legacy Holdings by CT Series 2 Note Issuer of those certain series 2 secured notes, dated as of the date hereof, secured by Class A-1 Units of CT Legacy REIT Holdings (the “Series 2 Notes”), pursuant to that certain exchange agreement, dated as of the date hereof, by and between CT Legacy Holdings and CT Series 2 Note Issuer (the “Series 2 Note Exchange Transaction” and together with the Series 1 Note Exchange Transaction, the “Note Exchange Transactions”);

7.	The assumption of certain Legacy Debt Obligations by newly acquired and converted or formed subsidiaries of CT Legacy Asset pursuant to:

(a)	that certain amended and restated master repurchase agreement, dated as of the date hereof, by and between CT Legacy JPM and JPMorgan Chase Bank, N.A.;

(b)	that certain amended and restated master repurchase agreement, dated as of the date hereof, by and between CT Legacy JPM and JPMorgan Chase Funding Inc.;

(c)
that certain amended and restated master repurchase agreement, dated as of the date hereof, by and among CT Legacy MS, CT XLC Holding, LLC, Bellevue C2 Holding, LLC, CNL Hotel JV, LLC and Morgan Stanley Asset Funding Inc.; and

(d)
that certain amended and restated master repurchase agreement, dated as of the date hereof,  by and between CT Legacy Citi and Citigroup Financial Products, Inc. and Citigroup Global Markets, Inc. ((a), (b), (c) and (d) together, the “Repurchase Financing Assumption Transactions”);

8.
The satisfaction and discharge of certain Legacy Debt Obligations pursuant to that certain exchange agreement, dated as of the date hereof, by and among CT, CT Legacy Holdings, CT Legacy REIT Holdings, CT Series 1 Note Issuer and WestLB AG, New York Branch, BNP Paribas, Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and Deutsche Bank Trust Company Americas (collectively, the “WestLB Lenders”) that provides for the delivery to the WestLB Lenders by CT and CT Legacy Holdings of cash, Class A-2 Units of CT Legacy REIT Holdings and the Series 1 Notes (the “WestLB Loan Termination Transaction”);

9.
The discharge of certain Legacy Debt Obligations upon the delivery of Class B Common Stock by CT Legacy Holdings and the issuance by JSN Restructure Vehicle 1 Ltd., a newly formed exempted company incorporated under the laws of the Caymans Islands and owned by a third party (“Restructure 1”), of new notes pursuant to that certain indenture, dated as of the date hereof, by and between Restructure 1 and BNYM, as trustee, in exchange for such Legacy Debt Obligations held by the holders thereof and the simultaneous delivery of such obligations to CT for cancellation by the trustee (the “Old JSN Discharge Transaction”) and immediately thereafter the contribution by CT and CT Legacy Holdings of cash, shares of Class B Common Stock and certain Series 2 Notes to Restructure 1, pursuant to that certain contribution and exchange agreement, dated as of the date hereof, by and among CT, CT Legacy Holdings, CT Series 2 Note Issuer, CT Legacy REIT Mezz Borrower, Restructure 1 and the holders of such Legacy Debt Obligations named therein (the “Non-EOD CDO Restructure 1 Contribution Transaction”);

10.
The discharge of certain Legacy Debt Obligations held by certain holders thereof upon the redemption of such obligations in exchange for cash and certain Series 2 Notes, upon the exercise by CT of redemption rights contained in that certain supplemental indenture, dated as of the date hereof, between CT and BNYM, as trustee, to the junior subordinated indenture, dated as of March 16, 2009, between CT and BNYM, as trustee, (the “EOD CDO Redemption Transaction”), whereby such Legacy Debt Obligations shall be cancelled by the trustee, and in connection therewith, the execution of those certain redemption agreements, dated as of the date hereof, among CT, CT Legacy Holdings, CT Series 2 Note Issuer, CT Legacy REIT Mezz Borrower and the holders of such Legacy Debt Obligations (the “Old JSN 2 Discharge Transaction”);

11.
The discharge of certain Legacy Debt Obligations upon the exchange of such obligations by the holders thereof for cash, shares of Class B Common Stock and certain Series 2 Notes, pursuant to that certain exchange agreement, dated as of the date hereof, by and among CT, CT Legacy Holdings, CT Series 2 Note Issuer, CT Legacy REIT Mezz Borrower and the holders of the foregoing Legacy Debt Obligations (the “JSN Opt-Out Exchange Transaction”).

For purposes of the foregoing, the term “Class A-1 Common Stock” means the shares of class A-1 common stock, par value $0.001 per share, of CT Legacy REIT Mezz Borrower, the term “Class A-2 Common Stock” means the shares of class A-2 common stock, par value $0.001 per share, of CT Legacy REIT Mezz Borrower, the term “Class B Common Stock” means the shares of class B common stock, par value $0.001 per share, of CT Legacy REIT Mezz Borrower, the term “Class A Preferred Stock” means the shares of class A preferred stock, par value $0.001 per share, of CT Legacy REIT Mezz Borrower and the term “Stock” means each of the Class A-1 Common Stock, the Class A-2 Common Stock, the Class B Common Stock and the Class A Preferred Stock.

EXHIBIT B

LEGACY ASSETS

I.	UNENCUMBERED ASSETS

	ASSET	INTEREST

1.	[***]	[***]

2.	[***]	[***]

3.	[***]	[***]

4.	[***]	[***]

5.	[***]	[***]

6.	[***]	[***]

7.	[***]	[***]

8.	[***]	[***]

II.	ASSETS TO BE PLEDGED TO JPMORGAN CHASE BANK, N.A.

	ASSET	INTEREST

1.	[***]	[***]

2.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.	[***]	[***]

4.	[***]	[***]

5.	[***]	[***]

6.	[***]	[***]

7.	[***]	[***]

8.	[***]	[***]

9.	[***]	[***]

10.	[***]	[***]

11.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.	[***]	[***]

III.	ASSETS TO BE PLEDGED TO JPMORGAN CHASE FUNDING INC.

	ASSET	INTEREST

13.	[***]	[***]

14.	[***]	[***]

15.	[***]	[***]

16.	[***]	[***]

17.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18.	[***]	[***]

19.	[***]	[***]

20.	[***]	[***]

21.	[***]	[***]

22.	[***]	[***]

23.	[***]	[***]

24.	[***]	[***]

IV.	ASSETS TO BE HELD BY CT LEGACY MS SPV, LLC

	ASSET	INTEREST

1.	[***]	[***]

2.	[***]	[***]

3.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	[***]	[***]

V.	EQUITY MEMBERSHIP INTERESTS TO BE HELD BY CT LEGACY MS SPV, LLC

	COMPANY	INTEREST HELD BY COMPANY

5.	[***]	[***]

6.	[***]	[***]

7.	[***]	[***]

VI.	ASSETS TO BE HELD BY CT LEGACY CITI SPV, LLC

	ASSET	INTEREST

1.	[***]	[***]

2.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.	[***]	[***]

4.	[***]	[***]

5.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

FORM OF SERIES 2 LLC INTEREST SECURED NOTE DUE 2016

THIS SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”).  THIS SECURED NOTE MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO TRANSFER OF THIS SECURED NOTE MAY BE MADE TO THE EXTENT THAT SUCH TRANSFER WOULD (IN EACH CASE, AS REASONABLY DETERMINED BY THE ISSUER): (I) BE MADE TO A PROPOSED TRANSFEREE WHO IS NOT AN “ACCREDITED INVESTOR” AS THAT TERM IS DEFINED UNDER RULE 501(A) PROMULGATED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED; (II) BE MADE TO A PROPOSED TRANSFEREE WHO IS NOT A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND AS SUCH TERM IS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT; (III) BE MADE TO A PROPOSED TRANSFEREE WHO IS A “BENEFIT PLAN INVESTOR” AS DEFINED IN SECTION 3(42) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”); (IV) RESULT IN THE ASSETS OF CT LEGACY SERIES 2 NOTE ISSUER, LLC (“CT SERIES 2 NOTE ISSUER”), CT LEGACY HOLDINGS, LLC (“CT LEGACY HOLDINGS”), CT LEGACY REIT HOLDINGS, LLC (“CT LEGACY REIT HOLDINGS”), OR CT LEGACY REIT MEZZ BORROWER, INC. (“CT LEGACY REIT MEZZ BORROWER”) BEING DEEMED “PLAN ASSETS” FOR PURPOSES OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (V) RESULT IN THE DISQUALIFICATION OF CT LEGACY REIT MEZZ BORROWER AS A REAL ESTATE INVESTMENT TRUST FOR PURPOSES OF THE CODE OR OTHERWISE VIOLATE THE CHARTER OF CT LEGACY REIT MEZZ BORROWER; OR (VI) CAUSE THE LEGACY ASSET CONTRIBUTION TRANSACTION (AS DEFINED IN THAT CERTAIN REDEMPTION AGREEMENT, DATED AS OF MARCH [●], 2011, BY AND AMONG  CAPITAL TRUST, INC., CT LEGACY HOLDINGS, CT SERIES 2 NOTE ISSUER, CT LEGACY REIT MEZZ BORROWER AND TABERNA PREFERRED FUNDING VI, LTD.) TO FAIL TO QUALIFY FOR NON-RECOGNITION TREATMENT UNDER SECTION 351 OF THE CODE.  THIS SECURED NOTE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS HEREIN AND IN WHOLE AND NOT IN PART.

SERIES 2 SECURED NOTE
$[●] No. [●]	March [●], 2011

FOR VALUE RECEIVED, CT Legacy Series 2 Note Issuer, LLC, a Delaware limited liability company (the “Issuer”), hereby promises to pay to [●] (the “Holder”), the principal amount of [●] United States Dollars ($[●]) (the “Initial Principal Amount”), as represented by this Secured Note (this “Note”), in accordance with the terms herein.

1)	Definitions. The following terms as used in this Note shall have the following meanings:

a)
The term “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

b)	The term “Banking Holiday” shall mean any day on which banking institutions in New York, New York are authorized or required by law to close.

c)	The term “Business Day” shall mean a day other than a Saturday, Sunday or Banking Holiday.

d)	The term “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

e)	The term “Collateral” shall have the meaning ascribed to such term in Section 6 of this Note.

f)	The term “Collateral Agent” shall mean U.S. Bank, National Association.

g)	The term “Control Agreements” shall mean the Dividend Account Control Agreement and Sales Proceeds Account Control Agreement (as such terms are defined in the Pledge Agreement).

h)	The term “CT” shall mean Capital Trust, Inc.

i)	The term “CT Legacy Holdings” shall mean CT Legacy Holdings, LLC.

j)	The term “CT Legacy REIT Holdings” shall mean CT Legacy REIT Holdings, LLC.

k)	The term “CT Legacy REIT Mezz Borrower” shall mean CT Legacy REIT Mezz Borrower, Inc.

l)	The term “Cure Period” shall have the meaning ascribed to such term in Section 5(a)(ii) of this Note.

m)	The term “Date of Issuance” shall have the meaning ascribed to such term in Section 2(a) of this Note.

n)	The term “Date of Maturity” shall have the meaning ascribed to such term in Section 2(b) of this Note.

o)
The term “Eligible Transferee” shall mean each of Taberna Preferred Funding V, Ltd., Taberna Preferred Funding VI, Ltd., Taberna Preferred Funding VIII, Ltd., Taberna Preferred Funding IX, Ltd., Talon Total Return QP Partners LP, Talon Total Return Partners LP, GPC 69, LLC, HFR RVA Opal Master Trust, Kodiak CDO II, Ltd. and Paul F. Strebel.

p)	The term “ERISA” shall have the meaning ascribed to such term in Section 9(l)(ii) of this Note.

q)	The term “Event of Default” shall have the meaning ascribed to such term in Section 5(a) of this Note.

r)
The term “Foreign Holder” shall mean a Person that is organized under the laws of a jurisdiction other than that in which the Issuer is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

s)
The term “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any arbitration panel, any court, any commission, any agency or any instrumentality of the foregoing.

t)	The term “Holder” shall have the meaning ascribed to such term in the introductory paragraph of this Note.

u)	The term “Initial Principal Amount” shall have the meaning ascribed to such term in the introductory paragraph of this Note.

v)	The term “Investment Company Act” means the Investment Company Act of 1940, as amended.

w)	The term “Issuer” shall have the meaning ascribed to such term in the introductory paragraph of this Note.

x)
The term “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

y)	The term “Mezzanine Loan Lender” shall mean Five Mile Capital II CT Mezz SPE LLC, a Delaware limited liability company.

z)	The term “Note” shall have the meaning ascribed to such term in the introductory paragraph of this Note.

aa)
The term “Obligations” shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Issuer to the Holder, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not arising under this Note, the Pledge Agreement or any other related documents.  This term includes all principal (including the Prepayment Amount, if applicable), interest (including PIK Interest and all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of the Issuer, whether or not allowed in such proceeding) and all other amounts due and owing by the Issuer under this Note or the Pledge Agreement whether on account of fees, expenses, indemnification or otherwise.

bb)	The term “Offer Notice” shall have the meaning ascribed to such term in Section 9(l)(iv) of this Note.

cc)	The term “OID” shall have the meaning ascribed to such term in Section 8(a) of this Note.

dd)	The term “Operative Documents” means, collectively, this Note, the Control Agreements and the Pledge Agreement.

ee)
The term “Person” shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

ff)	The term “PIK Interest” shall have the meaning ascribed to such term in Section 2(a) of this Note.

gg)	The term “PIK Interest Accrual Date” shall have the meaning ascribed to such term in Section 2(a) of this Note.

hh)
The term “Pledge Agreement” shall mean that certain Pledge and Security Agreement, dated as of the date hereof, entered into by and among the Issuer, Taberna Preferred Funding VI, Ltd. and the Collateral Agent, relating to the pledge by the Issuer of [●] Class A-1 Units, it holds in CT Legacy REIT Holdings.

ii)	The term “Prepayment Amount” shall have the meaning ascribed to such term in Section 3 of this Note.

jj)	The term “Principal Amount” shall mean the Initial Principal Amount, as increased from time to time pursuant to Section 2(a) or decreased from time to time pursuant to Section 3.

kk)
The term “Redemption Agreement” shall mean that certain Redemption Agreement dated as of March 31, 2011, entered into by and among CT, CT Legacy Holdings, the Issuer, CT Legacy REIT Mezz Borrower and Taberna Preferred Funding VI, Ltd.

ll)	The term “Taxes” shall have the meaning ascribed to such term in Section 2(e) of this Note.

2)	Payment Terms of the Note.

a)
Interest Rates and Payments.  The Issuer covenants and agrees that the Principal Amount shall bear interest at a rate equal to 8.19% per annum (the “PIK Interest”), which shall accrue beginning on the date of this Note (the “Date of Issuance”), and shall accrue quarterly in arrears on the last day of each quarter (the “PIK Interest Accrual Date”) during the term hereof and on the Date of Maturity, and without any action on the part of the Issuer and the Holder shall be payable on and added to the Principal Amount, with the first such PIK Interest Accrual Date where the PIK Interest accruing from the Date of Issuance shall be added to the Principal Amount being June 30, 2011.

b)
Repayment of the Notes.  The Issuer covenants and agrees to repay to the Holder the unpaid Principal Amount, in full, on March 31, 2016 (the “Date of Maturity”), to the extent such amount has not previously been repaid.

c)
Maximum Lawful Rate.  In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to the Holder exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest and fees would otherwise be payable to the Holder in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law.  If from any circumstance, the Holder shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the Principal Amount, in such manner as may be determined by the Holder, or if such excessive interest exceeds the unpaid balance of the Principal Amount, such excess shall be refunded to the Issuer.

d)	Application of Payments. Any payments or any prepayments hereunder shall generally be applied to the outstanding Principal Amount.

e)
Withholding.  Except as required by law, any and all payments made by the Issuer in accordance with the terms of this Note to the Holder shall be made free and clear of and without deduction or withholding for any taxes (including interest and penalties thereon or additions thereto) (“Taxes”).  To the extent the Issuer is required by law to deduct and withhold in respect of any Taxes with respect to this Note, the amount withheld shall be treated as a payment under this Note in the amount of the withholding and the Issuer shall not be responsible for nor have an obligation hereunder to pay to the Holder any additional amounts as would be necessary to restore the amount received and retained by the Holder to an amount equal to the amount it would have received and retained had no such deduction, withholding or Taxes been imposed.  Holder agrees that, prior to the first date on which any payment is due hereunder, it will deliver to Issuer two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or W-9 or successor applicable form, as the case may be, certifying in the case of Form W-8BEN or successor applicable form that such Holder is not a U.S. person and (i) that payments under the Note are not effectively connected with the conduct of a trade or business in the United States and (ii) in the case of a Holder that is claiming treaty benefits, that such Holder is entitled to receive payments under the Note without withholding, or at a reduced rate; or in the case of Form W-8ECI or W-9 or successor applicable form, that such Holder is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes; in addition, in the case of a Foreign Holder that is claiming exemption from the withholding of U.S. federal income tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a certificate to the effect that such Foreign Holder is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Issuer within the meaning of Section 881(c)(3)(B) of the Code (which, in the case of a Foreign Holder that is a partnership for U.S. federal income tax purposes, shall be determined at the partner level in accordance with Treasury Regulations Section 1.871-14(g)), or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.  Each Holder required to deliver to Issuer any certificate, a Form W-8BEN or W-8ECI or W-9 pursuant to the preceding sentence further undertakes to deliver to Issuer two further copies of such forms, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires (which, in the case of the Form W-8ECI, is the last day of each U.S. taxable year of the Foreign Holder) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Issuer, and such other extensions or renewals thereof as may reasonably be requested by Issuer, certifying in the case of Form W-8BEN that such Holder is not a U.S. person and (i) that payments under the Note are not effectively connected with the conduct of a trade or business in the United States and (ii) in the case of a Holder that is claiming treaty benefits, that such Holder is entitled to receive payments under the Note without withholding, or at a reduced rate; or in the case of Form W-8ECI, that such Holder is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, applicable law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Holder from duly completing and delivering any such form with respect to it and such Holder advises Issuer that it is not capable of receiving payments without any deduction or withholding of United States federal income tax and in the case of a Form W-9, establishing an exemption from United States backup withholding.

3)
Prepayments.  The Issuer shall have the right to prepay all or any portion of this Note at the option of the Issuer at any time at a price (adjusted to be pro rata for partial prepayments) equal to the greater of: (i) the outstanding Principal Amount plus all accrued interest incurred since the last PIK Interest Accrual Date up to and including the date of such prepayment, and (ii) 150% of the Principal Amount on the Date of Issuance (as the same may be reduced by any prepayments made in accordance with this Section 3) (such amount in (ii) hereof, the “Prepayment Amount”).

4)	Affirmative Covenants. So long as all or any of the Principal Amount shall remain outstanding, the Issuer covenants as follows:

a)
The Issuer shall promptly pay when due all payment obligations of the Issuer to the Holder under this Note and shall promptly perform all other terms, covenants, conditions and obligations of the Issuer to the Holder under this Note.

b)
To the extent the Issuer receives any cash on the Collateral pledged pursuant to the Pledge Agreement, the Issuer, in accordance with the terms of Section 3 hereof, shall apply such amount of cash to the outstanding Principal Amount on the date thereof.

c)
The Issuer shall provide the Holder (and any beneficial owner previously notified to the Issuer in writing so long as such beneficial owner agrees to be bound by the provisions hereof, including, without limitation, Section 9(m)) with copies of the quarterly and annual financial reports required to be provided to the Mezzanine Loan Lender under its loan agreement with CT Legacy REIT Mezz Borrower regardless of whether such mezzanine loan is then outstanding or the Mezzanine Loan Lender actually requests or receives such reports.

d)
The Issuer will not merge into or consolidate with any other company unless (i) the Issuer is the surviving company or (ii) if the Issuer is not the surviving company, the surviving company assumes the obligations of the Issuer hereunder and under the Pledge Agreement, and, in the case of (i) or (ii), the Issuer receives the prior written consent of the Holder, not to be unreasonably withheld.

e)	The Issuer shall not amend its limited liability company operating agreement.

5)	Events of Default.

a)	Events of Default. An Event of Default shall mean the occurrence of one or more of the following events:

i)
the Issuer shall fail to pay the interest or the Principal Amount in accordance with Sections 2(a) and 2(b) of this Note within fifteen (15) days after the date on which such payment is due and payable;

ii)
the Issuer shall fail to perform or cause to be performed any obligation or observe any condition, covenant, term, agreement or provision required to be performed or observed by the Issuer under this Note or the Pledge Agreement; provided, however, that if such failure by its nature can be cured and the value of the Issuer or the Issuer’s assets is not impaired, threatened or jeopardized, then the Issuer shall have a period (the “Cure Period”) of fifteen (15) days of the earlier of (x) after the Issuer obtains knowledge of such failure and (y) receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period;

iii)	any representation or warranty made in this Note, the Pledge Agreement or the Redemption Agreement shall prove to be false or misleading in any material respect when made or deemed to be made;

iv)
the Issuer (i) files a voluntary petition in bankruptcy or is adjudicated bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under present or any future federal, state or other statute or law; (ii) seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of the Issuer or of all or any substantial part of the property of the Issuer, or all or a substantial part of the assets of the Issuer are attached, seized, subjected to a writ or distress warrant or are levied upon; (iii) discontinues its business or operations, dissolves, merges or sells substantially all of its assets, other than a disposition permitted by this Note, or consented to by the Holder in writing; (iv) admits in writing to its inability to pay its debts as they mature; (v) makes a general assignment for the benefit of creditors; (vi) is adjudicated bankrupt or insolvent; or (vii) the taking of any corporate or other similar action in respect of any of the foregoing;

v)
the filing or commencement of any involuntary petition in bankruptcy against the Issuer of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of the Issuer, which shall remain undismissed or undischarged for a period of sixty (60) days; or

vi)
the Pledge Agreement or any Control Agreement at any time for any reason ceases to be in full force and effect in all material respects or the Pledge Agreement or any Control Agreement ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby.

b)
Consequences of Event of Default- Remedies Conferred upon Holder.  Upon the occurrence and during the continuation of any Event of Default, the greater of (i) the entire unpaid Principal Amount of this Note and (ii) the Prepayment Amount, together with any other Obligations hereunder may be declared by the Holder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer; and in the case of any event described in Section 5(a)(iv) and 5(a)(v), the greater of (i) the entire unpaid Principal Amount of this Note and (ii) the Prepayment Amount, together with any other Obligations, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer.

6)	Secured Obligations.

This Note and the amounts payable hereunder, including principal and accrued interest, shall be secured obligations of the Issuer, and shall be secured by those certain limited liability company interests in CT Legacy REIT Holdings (the “Collateral”), in accordance with the terms of the Pledge Agreement and the Control Agreements.  The Issuer agrees that it shall cause all cash dividends and other cash distributions received by it on or with respect to the Collateral to be remitted to an account designated by the Holder on the signature page hereto or any other account subsequently designated by the Holder by providing notice to the Issuer in accordance with Section 9(j) hereto.

7)	Voting of Collateral.

The Issuer shall be entitled to vote the Collateral unless there is an Event of Default that has occurred and is continuing in accordance with the terms of the Pledge Agreement.

8)	Tax Treatment of the Note.

a)
Original Issue Discount.  This Note is issued with original issue discount (“OID”), within the meaning of Section 1273 of the Code.  Beginning no later than 10 days after the Date of Issuance, Douglas Armer, whose address is c/o Capital Trust, Inc., 410 Park Avenue, New York, NY 10022, will promptly make available to the Holder, upon request, information regarding the issue price, the amount of OID, the issue date and the yield to maturity of the Note.  Additionally, the Issuer and the Holder agree that for U.S. federal income tax purposes, Treasury Regulations Section 1.1275-4(c) applies to the Note.

b)
Note to be Treated as Debt.  The Issuer and the Holder agree that this Note is intended to be debt for U.S. federal, state and local income and franchise tax purposes and agree to treat the Note accordingly for all such purposes, unless otherwise required by a taxing authority.

9)	Miscellaneous.

a)
Payments.  Except as provided in Section 2(e), all payments required to be made hereunder shall be made by the Issuer without setoff or counterclaim of any kind or nature by wire transfer of immediately available funds in accordance with the instructions received from the Holder to be provided upon the request of the Issuer.

b)
Payments Due on Non-business Days.  If any payment on this Note becomes due and payable on a Saturday, Sunday or Banking Holiday, then the date for payment thereof shall be extended to the next Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in United States Dollars.

c)
No Notice of Presentment Required.  All payments made hereunder shall be payable without notice and without presentment, demand or any other notice of any kind, all of which are hereby expressly waived by the Issuer.

d)
Lost, Stolen, Mutilated or Destroyed Note.  If this Note shall be mutilated, lost, stolen, or destroyed, the Issuer shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen, or destroyed but only upon receipt of evidence (which may consist of a signed affidavit of the Holder), of such loss, theft, or destruction of such Note, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Issuer.

e)
Entire Agreement; Amendments.  This Note and the Pledge Agreement constitute the entire agreement with respect to the subject matters hereof and supersede any and all prior negotiations and agreements (other than the Redemption Agreement).  No modification, change, waiver or amendment of this Note shall be deemed to be effective and enforceable unless such modification, change, waiver or amendment is evidenced by a writing signed by the Issuer and the Holder, and each such modification, change, waiver or amendment, if any, shall apply only with respect to the specific instance or instances involved.

f)
Captions.  The captions to the various sections and subsections of this Note have been included for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

g)
Governing Law.  THIS NOTE AND ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

h)
Jurisdiction, Consent to Service of Process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED ON OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THE HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AGAINST THE ISSUER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE IN ANY STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY TO THIS NOTE IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN. NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF ANY PARTY TO THIS NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

i)
Jury Trial Waiver. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

j)
Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed to have been given (i) when personally delivered or sent by facsimile or electronic transmission (with hard copy to follow), (ii) one day after being sent by reputable overnight express courier (charges prepaid) or (iii) five days following mailing by certified or registered mail, postage prepaid and return receipt requested.  Unless another address is specified in writing, notices, demands and communications to the Holders and Issuers shall be sent to the addresses indicated below:

If to the Issuer or CT:	CT Legacy Series 2 Note Issuer, LLC 410 Park Avenue 14th Floor New York, New York 10022 Attention: Geoffrey G. Jervis Telephone No.: 212-655-0220 Facsimile No.: 212-655-0044
with a copy to:	Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 Attention: Michael L. Zuppone, Esq. Telephone No.: 212-696-6000 Facsimile No.: 212-319-4090
If to the Holder:	[●] Attention: [●] Telephone No.: [●] Facsimile No.: [●]

k)
Successors and Assigns.  This Note shall be binding upon and inure the benefit of the parties hereto and their respective permitted successors and assigns, except that the Holder may not assign or transfer this Note except as set forth herein.  In the event the Holder assigns or transfers this Note in accordance with the provisions hereof, the Holder must surrender this Note to the Issuer with written notice to cancel this Note and to re-issue a note in the name of the assignee or transferee, as applicable, on the same terms and conditions as this Note.  The Issuer may not assign this Note without the consent of the Holder.

l)	Transfers.

i)
No transfer of this Note or an interest herein may be made without CT’s prior written consent, which shall not be unreasonably withheld; provided, however, that transfers to Eligible Transferee shall not require the prior written consent of CT pursuant to this Section 9(l)(i), but shall remain subject to Section 9(l)(ii) below.  Any transfer made with CT’s prior written consent, including any transfer to an Eligible Transferee, shall be viewed in the absence of any misstatement of material fact concerning the transfer relied upon by CT in consenting to the transfer to be made in full compliance with Section 9(l)(ii)(d) and (e).

ii)
No transfer of this Note or an interest herein may be made if such transfer would (a) be made to a proposed transferee who is not a “Qualified Purchaser” within the meaning of Section 3(c)(7) of the Investment Company Act, and as such term is defined in Section 2(a)(51) thereof; (b) be made to a proposed transferee who is a “benefit plan investor” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (c) result in the assets of Issuer, CT Legacy Holdings, CT Legacy REIT Holdings or CT Legacy REIT Mezz Borrower being deemed “plan assets” for purposes of ERISA or Section 4975 of the Code; (d) result in the disqualification of CT Legacy REIT Mezz Borrower as a real estate investment trust for purposes of the Code or otherwise violate the charter of CT Legacy REIT Mezz Borrower; or (e) cause the Legacy Asset Contribution Transaction (as defined in the Exchange Agreement) to fail to qualify for non-recognition treatment under Section 351 of the Code.

iii)
This Note may only be transferred in accordance with the provisions herein and in whole and not in part.  Within five (5) Business Days of any transfer of this Note, the transferee shall provide the Issuer with its name and contact information in accordance with Section 9(j) hereof.

iv)
No transfer of this Note or an interest herein to any Person other than the Eligible Transferees may be made unless the Holder shall have complied with the terms of this Section 9(l)(iv). The Holder shall give written notice to CT (the “Offer Notice”), which notice shall specify (i) the price at which the Holder is willing to sell this Note or any interest herein and (ii) to the fullest extent permitted by law, irrevocably offer to sell this Note or the interest herein at such price to CT or its Affiliates.  CT or its Affiliates shall provide written notice within five (5) Business Days of receipt of the Offer Notice to state that CT or its Affiliates agree to purchase this Note or the interest herein on the terms set forth in the Offer Notice which shall be binding on CT or its Affiliates. In the event CT or one of its Affiliates fails to deliver such notice within the foregoing time period, the Holder may sell this Note or the interest herein to a third party at the same or a higher price offered in the Offer Notice subject to the other provisions of Section 9(l).  To the extent that this Note or interest herein offered for sale pursuant to this Section 9(l)(iv) remains unsold after the date 180 days after expiration of the foregoing time period or the Holder offers to sell this Note or any interest herein at a lower price, the transfer of this Note or interest herein shall again become subject to the procedures required under this Section 9(l)(iv).  The foregoing transfer restrictions of this Section 9(l)(iv) shall not apply to any transfers to Affiliates of the Holder.

m)
Confidentiality.  The Holder shall not disclose the terms of this Note or any information provided under Section 4(c) hereof without the written consent of the Issuer; provided, however, that the Holder may disclose such terms (i) to its respective Affiliates, directors, officers, employees, attorneys, accountants, partners, members, financial and other advisors, investors, prospective investors, lenders, prospective lenders, transferees, prospective transferees and representatives, (ii) pursuant to a subpoena or order issued by a court, arbitrator or governmental body or agency, or as otherwise required by law or regulation, (iii) in connection with any suit, action or proceeding relating to this Note or any other Operative Document or the enforcement of rights hereunder or under any other Operative Document, or (iv) to the extent such terms or information become publicly available other than as a result of a breach of this Section 9(m).  Notwithstanding any other provision herein to the contrary, each of the parties hereto (and each employee, representative or other agent of each such party) may disclose to any and all persons, without limitation of any kind, any information with respect to the United States, federal, state and local “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereto and all materials of any kind (including opinions or other tax analyses) that are provided to such party or its representatives relating to such tax treatment and tax structure; provided that no person may disclose any pricing terms or other nonpublic business or financial information that is unrelated to the United States federal, state and local tax treatment of the transaction and is not relevant to understanding the United States federal, state and local tax treatment of the transaction, without complying with the provisions of this Section 9(m); provided further, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local tax treatment or tax structure of the transactions contemplated hereby.

n)
Severability.  In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered on the date first written above.

CT LEGACY SERIES 2 NOTE ISSUER, LLC

By:
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO SERIES 2 SECURED NOTE]

AGREED TO: [●]

By:
Name:
Title:

Account Information:

EXHIBIT D

FORM OF PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of March [___], 2011, among CT Legacy Series 2 Note Issuer, LLC, a Delaware limited liability company (the “Pledgor”), U.S. Bank, National Association, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the benefit of the Holder (as herein after defined, and together with the Collateral Agent, the “Secured Parties”), and the Holder.

RECITALS

A.           The Pledgor, as issuer, issued that certain Series 2 Secured Note, dated as of the date hereof (the “Note”), to CT Legacy Holdings, LLC, as the initial holder of the Note.

B.           Pursuant to that certain Bond Power dated the date hereof, CT Legacy Holdings, LLC has transferred the Note to [___], as the holder of the Note (the “Holder”).

C.           For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledgor has agreed to pledge and grant, and, pursuant to this Agreement, does hereby pledge and grant, a first priority security interest in the Collateral (as defined below) as security for the Obligations (as defined below).

Accordingly, the parties hereto agree as follows:

Section 1.                      Definitions.

“Account Control Agreements” shall mean the Dividends Account Control Agreement and the Sales Proceeds Account Control Agreement.

“Agreement” shall have the meaning ascribed thereto in the Preamble.

“Business Day” shall mean any day except Saturday, Sunday or any day on which the principal places of business, operation or administration of the Collateral Agent are not open for business.

“Collateral” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Collateral Agent” shall have the meaning ascribed thereto in the Preamble.

“Collateral Agent Expenses” shall mean any and all amounts due or accrued and owing to the Collateral Agent in connection with its taking any action in respect of its rights, powers, duties or obligations under this Agreement or under the Account Control Agreements, including, without limitation, any and all fees, expenses (including legal fees and expenses) and indemnities.

“Debt” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Deposit Account Bank” shall mean U.S. Bank, National Association, as deposit account bank pursuant to the Dividends Account Control Agreement and the Sales Proceeds Account Control Agreement.

“Dividends Account” shall have the meaning ascribed thereto in Section 4.6 hereof.

“Dividends Account Control Agreement” shall have the meaning ascribed thereto in Section 4.6 hereof.

“Electing Holder” shall have the meaning ascribed thereto in Section 7.2 hereof.

“Election Notice” shall have the meaning ascribed thereto in Section 7.2 hereof.

“Entity Agreement” means the limited liability company operating agreement of the Pledged Entity.

“Event of Default” shall have the meaning ascribed thereto in the Note.

“Fee and Indemnification Agreement” shall mean that certain Fee and Indemnification Agreement dated as of March 31, 2011 between CT Legacy Holdings, LLC and U.S. Bank, National Association, as Collateral Agent and Deposit Account Bank.

“Holder” shall have the meaning ascribed thereto in Recital B.

“Interested Holder” shall mean any holder of any Series 2 Secured Note issued by the Pledgor on the date hereof with respect to which the Collateral Agent acts as a collateral agent pursuant to a Pledge and Security Agreement, dated as of the date here of, by and among the Pledgor, the Collateral Agent and such holder.

“Indemnitee” shall have the meaning ascribed thereto in Section 13.6 hereof.

“Lien” means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code.

“Membership Interests” shall have the meaning ascribed thereto in Section 7.2 hereof.

“No-Action Letters” shall mean any of those letters issued by the U.S. Securities and Exchange Commission staff indicating that it would not recommend that the U.S. Securities and Exchange Commission take enforcement action against the requester based on the facts and representations described in the individual’s or entity’s original letter.

“Note” shall have the meaning ascribed thereto in Recital A.

“Obligations” shall have the meaning ascribed thereto in the Note.

“Officer’s Payoff Certificate” shall have the meaning ascribed thereto in Section 9 hereof.

“Person” shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

“PIK Interest” shall have the meaning ascribed thereto in the Note.

“Pledged Entity” shall mean CT Legacy REIT Holdings, LLC, a Delaware limited liability company.

 “Pledged Securities” shall mean the limited liability company membership interests of Pledgor in the Pledged Entity as described on Schedule 1, together with all limited liability company membership interest certificates evidencing such foregoing membership interests, and options or rights of any nature whatsoever which may be issued or granted by the Pledged Entity to Pledgor while this Agreement is in effect.

“Pledgor” shall have the meaning ascribed thereto in the Preamble.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect on the date hereof and, in any event, shall include all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

“Sale Date” shall have the meaning ascribed thereto in Section 7.2 hereof.

“Sale Date Notice” shall have the meaning ascribed thereto in Section 7.2 hereof.

“Sale Notice” shall have the meaning ascribed thereto in Section 7.2 hereof.

“Sales Proceeds Account” shall have the meaning ascribed thereto in Section 4.7 hereof.

“Sales Proceeds Account Control Agreement” shall have the meaning ascribed thereto in Section 4.7 hereof.

“Secured Parties” shall have the meaning ascribed thereto in the Preamble.

“Securities Rights” means all voting and other rights and remedies in respect of any of the Pledged Securities, and all securities, interest or other distributions and any other right or property which the Pledgor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in replacement for, in substitution for or in exchange for any of the Pledged Securities, in which the Pledgor now has or hereafter acquires any right.

“Series 2 Secured Note” means any Series 2 Secured Note issued by the Pledgor on the date hereof.

“UCC-1 Financing Statements” shall mean the UCC-1 Financing Statements filed by the Pledgor to perfect the security interests in the Collateral granted herein.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unit Power” shall have the meaning ascribed thereto in Section 2.2 hereof.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Note.

Section 2.                      Pledge and Delivery of Collateral.

2.1           The Pledge.  Pledgor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, including without limitation, the payment of the outstanding Principal Amount  (including the Prepayment Amount (as defined in the Note)) of the Note, together with all interest (including PIK Interest) accrued and unpaid thereon and any and all other amounts due and payable under the Note (collectively, the “Debt”), a first priority security interest in all of Pledgor’s right, title and interest to the following property whether now owned or existing or hereafter acquired or arising wherever located (all being referred to collectively herein as “Collateral”):

(i)           all Pledged Securities and all Securities Rights;

(ii)           all readily-marketable securities substituted for the Pledged Securities pursuant to Section 12 hereof;

(iii)           all securities, moneys or property representing dividends or interest on any of the Pledged Securities, or representing a distribution in respect of the Pledged Securities, or resulting from a split up, revision, reclassification or other like change of the Pledged Securities or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Securities;

(iv)           all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Securities and any other Collateral;

(v)           the capital of Pledgor in the Pledged Entity and any and all profits, losses, distributions and allocations attributable thereto as well as the proceeds of any distribution thereof, whether arising under the terms of any of the following documents: the Entity Agreement, the Pledged Entity’s certificate of formation, any certificates of limited liability company membership interests of the Pledged Entity, and all amendments or modifications of any of the foregoing;

(vi)           all other payments, if any, due or to become due to Pledgor in respect of the Collateral, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;

(vii)           all equity interests or other property now owned or hereafter acquired by Pledgor as a result of exchange offers, recapitalizations of any type, contributions to capital, options or other rights relating to the Collateral;

(viii)           all “Investment Property”, “Accounts”, “Document of Title”, “General Intangibles” and “Instruments” (as each such item is defined in the Uniform Commercial Code) constituting or relating to any of the Collateral described in clauses (i) through (vii) above;

(ix)           all Proceeds of any of the foregoing (including any proceeds of insurance thereon); and

in each case whether now owned or hereafter acquired, now existing or hereafter created and wherever located.

2.2           Delivery of the Collateral.  All certificates representing or evidencing the Pledged Securities shall be delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant hereto and shall be accompanied by duly executed instruments of transfer in blank.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, at the written direction of the Holder, shall have the right, at any time, in the Holder’s discretion, upon notice to Pledgor and otherwise in accordance with applicable law, to transfer to or to register in the name of the Collateral Agent, for the benefit of the Secured Parties, any or all of the Pledged Securities.  Concurrently with the execution and delivery of this Agreement, Pledgor is delivering to the Collateral Agent a unit power related to the limited liability company interest endorsed by the Pledgor in blank (a “Unit Power”), in the form set forth on Exhibit A hereto, for the Pledged Securities, transferring all of such Pledged Securities in blank, duly executed by Pledgor and undated.  The Holder shall have the right, at any time in its discretion upon the occurrence and during the continuance of an Event of Default and without notice to Pledgor, to direct the Collateral Agent in writing to transfer to, and to designate on the Pledgor’s Unit Power, the Collateral Agent, for the benefit of the Secured Parties, or any Person to whom the Pledged Securities are sold in accordance with the provisions hereof.

Section 3.               Representations and Warranties.  The Pledgor represents and warrants as of the date hereof that:

(a)           the execution and delivery of this Agreement and the performance of the obligations hereunder (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any Person, except such as have been obtained or made and are in full force and effect or the filing of UCC-1 Financing Statements, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Pledgor or any order of any Governmental Authority, and (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Pledgor or its assets, or give rise to a right thereunder to require any payment to be made by the Pledgor.

(b)           Schedule 1 sets forth an accurate description of the Pledged Securities.  The Pledgor has not assigned, pledged or otherwise conveyed or encumbered the Collateral to any other Person other than the Collateral Agent under this Agreement, and the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Collateral free and clear of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Agreement;

(c)           the provisions of this Agreement are effective to create in favor of the Collateral Agent a valid security interest in all right, title and interest of the Pledgor in, to and under the Collateral;

(d)           upon receipt by the Collateral Agent of the Pledged Securities pursuant to Section 2.2 of this Agreement, by virtue of this Agreement, the Lien granted pursuant to this Agreement will constitute a valid, perfected first-priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of such Collateral;

(e)           the principal place of business and chief executive office of the Pledgor is 410 Park Avenue, 14th Floor, New York, New York 10022-9442;

(f)           the exact legal name of the Pledgor is CT Legacy Series 2 Note Issuer, LLC; and

(g)           the Pledgor has delivered to the Holder a true, correct and complete copy of the Entity Agreement.

Section 4.               Covenants.  In furtherance of the grant of the pledge and security interest pursuant to Section 2 hereof, the Pledgor hereby agrees with the Collateral Agent, for the benefit of the Holder, as follows:

4.1           Delivery and Other Perfection.  The Pledgor shall, and hereby authorizes the Collateral Agent to, give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers as may be necessary or advisable (or as the Collateral Agent may reasonably request) to create, preserve or perfect the security interest granted pursuant hereto or, upon the occurrence and during the continuance of an Event of Default, to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Collateral Agent or its nominee.

4.2           Sale of Collateral; Liens.  Without the prior written consent of the Holder, the Pledgor shall not, directly or indirectly, except as otherwise expressly permitted by this Agreement (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral,  (ii) create, incur, authorize or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for the benefit of the Secured Parties by this Agreement, or (iii) impair the Collateral in any manner including, without limitation, taking any action, or omitting to take any action, that would dilute the relative ownership, rights and participation interest in the Pledged Entity or the dividends or distributions payable in respect of the Collateral (it being agreed that a Permitted Change in Form of Organization (as defined below) shall be deemed to not constitute any such impairment).  The Pledgor shall defend the right, title and interest of the Collateral Agent in and to the Collateral against the claims and demands of all persons whomsoever.

4.3           Pledged Securities.

(a)           Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to exercise all voting and regular limited liability company membership interests or rights with respect to the Pledged Securities, provided that no vote shall be cast or right exercised or other action taken, or omitted to be taken, which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Note or this Agreement; provided further, that the foregoing proviso shall not prevent the Pledgor from exercising its rights to vote on or to provide consent with respect to any matter presented for a vote or consent of the stockholders of CT Legacy REIT Mezz Borrower, Inc. (“Mezz Borrower”) by the board of directors of Mezz Borrower with respect to a change in the form of organization of Mezz Borrower consistent with Section 5.9 of the charter of Mezz Borrower that does not otherwise change relative ownership, rights and participation interests in Mezz Borrower (a “Permitted Change in Form of Organization”).

(b)           The Pledgor agrees that it shall cause all cash dividends and other cash distributions received by it on or with respect to the Collateral to be remitted to the Dividends Account.

(c)           The Pledgor will not make or agree to make any discount, credit or other reduction in the original amount owing to any Pledged Securities or accept in satisfaction of any Pledged Securities less than the original amount thereof.

(d)           Except as otherwise provided in this Agreement, the Pledgor will collect and enforce, at the Pledgor’s sole expense, all amounts due or hereafter due to the Pledgor under the Pledged Securities.

(e)           If to the knowledge of the Pledgor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any Pledged Securities, the Pledgor will promptly disclose such fact to the Collateral Agent and the Holder in writing, electronic or otherwise.

(f)           Except as otherwise permitted under the terms hereof, the Pledgor shall not, directly or indirectly, without the prior written consent of the Holder, attempt to or otherwise waive, alter, amend, modify, supplement or change in any way, or release, subordinate, terminate or cancel in whole or in part, or give any consent under, any of the instruments, documents, policies or agreements constituting or governing the Collateral (including, without limitation, the Entity Agreement or any other organizational document of the Pledged Entity) or any of the rights or interests of the Pledgor thereunder.

(g)           The Pledgor represents and warrants that the Pledged Securities constitute “securities” (as defined in Section 8-102(a)(15) of the Uniform Commercial Code), and the Pledgor represents, warrants, covenants and agrees that (i) the Pledged Securities are not and will not be dealt in or traded on securities exchanges or securities markets, (ii) the terms of the Entity Agreement and the terms of the Pledged Securities provide and shall continue to provide that the Pledged Securities constitute “certificated securities” within the meaning of, and governed by, Article 8 of the Uniform Commercial Code, and (iii) the Pledged Securities are and shall continue to be evidenced by a certificate, which certificate shall be delivered to and held by the Collateral Agent, for the benefit of the Holder, as additional security for the repayment of the Obligations.

4.4           Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name.  The Pledgor will:

(a)           preserve its existence and limited liability company structure as in effect on the date hereof;

(b)           not change its jurisdiction or type of organization from that in effect on the date hereof;

(c)           not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than the location specified in the Note; and

(d)           not change its name or its mailing address;

unless, in each such case, the Pledgor shall have given the Collateral Agent and the Holder not less than thirty (30) days prior written notice of such event or occurrence and shall have represented to the Collateral Agent and the Holder in writing that (x) such event or occurrence will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral, or (y) the Pledgor has taken such steps as are necessary or advisable to properly maintain the validity, perfection and priority of the Collateral Agent’s security interest in the Collateral owned by the Pledgor.

4.5           Rights of Holder.  Subject to the terms of the Note, the Holder shall have the right to receive any and all income, cash dividends, distributions, proceeds or other property received or paid in respect of the Pledged Securities and make application thereof to the Debt, in accordance with this Agreement and the Note.  If an Event of Default shall have occurred and be continuing, then all such Pledged Securities at the Holder’s written election, shall be registered in the name of the Collateral Agent, for the benefit of the Holder, and the Collateral Agent, at the written direction of the Holder, may thereafter exercise (i) all voting, and all regular limited liability company membership and other rights pertaining to the Pledged Securities and/or the other Collateral and (ii) any and all rights of conversion, exchange, and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including the right to exchange at the written direction of the Holder any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of the Pledged Entity or upon the exercise by Pledgor or the Holder of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Holder may direct in writing), all without liability except to account for property actually received by it, but the Holder shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

4.6           Dividends Account.  The Pledgor shall establish and maintain a deposit account with the Deposit Account Bank into which all income, cash dividends, distributions, Proceeds or other property received or paid in respect of the limited liability membership interests of the Pledged Entity are to be paid or deposited (the “Dividends Account”); provided that any income, dividends, distributions, Proceeds or other property received or paid with respect to the sale by the Collateral Agent of the limited liability membership interests of the Pledged Entity shall be paid or deposited in the Sales Proceeds Account.  The Dividends Account shall be subject to an agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Holder, among the Collateral Agent, the Deposit Account Bank, and the Pledgor, effective to grant a security interest in and “control” (as defined under the Uniform Commercial Code) over the Dividends Account to the Collateral Agent (the “Dividends Account Control Agreement”).  All amounts received in the Dividends Account related to the Pledged Securities shall be remitted, or caused to be remitted, by the Collateral Agent to the Holder in accordance with the percentage set forth on Schedule 1 to the Dividends Account Control Agreement at the account designated by the Holder on Schedule 2 hereto, or any other account subsequently designated by the Holder by providing written notice to the Pledgor in accordance with Section 9(j) of the Note and to the Collateral Agent in accordance with Section 13.3 hereof; provided, however, that prior to making any such remittance to the Holder, the Collateral Agent shall have the right, without notice to the Pledgor or the Holder, to pay or cause to be paid to itself any and all Collateral Agent Expenses, to the extent such amounts have not been previously paid to it in accordance with the terms of the Fee and Indemnification Agreement.

4.7           Sales Proceeds Account.  The Pledgor shall establish and maintain a deposit account with the Deposit Account Bank into which all income, dividends, distributions, Proceeds or other property received or paid in respect of a sale of any limited liability membership interests of the Pledged Entity by the Collateral Agent pursuant to the terms hereof or any other agreement relating to the pledge to the Collateral Agent of limited liability membership interests of the Pledged Entity are to be paid or deposited (the “Sales Proceeds Account”).  The Sales Proceeds Account shall be subject to an agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Holder, among the Collateral Agent, the Deposit Account Bank, and the Pledgor, effective to grant a security interest in and “control” (as defined under the Uniform Commercial Code) over the Sales Proceeds Account to the Collateral Agent (the “Sales Proceeds Account Control Agreement”).  Any amounts received in the Sales Proceeds Account with respect to the Pledged Securities shall be remitted by the Collateral Agent to the Holder at the account designated by the Holder on Schedule 2 hereto, or any other account subsequently designated by the Holder by providing written notice to the Pledgor in accordance with Section 9(j) of the Note and to the Collateral Agent in accordance with Section 13.3 hereof; provided, however, that prior to making any such remittance to the Holder, the Collateral Agent shall have the right, without notice to the Pledgor or the Holder, to pay or cause to be paid to itself any and all Collateral Agent Expenses, to the extent such amounts have not been previously paid to it in accordance with the terms of the Fee and Indemnification Agreement.

4.8           Tax.           Coincident with the delivery of the Pledged Collateral, the Pledgor will provide the Collateral Agent and the Deposit Account Bank with a duly completed original IRS Form W-9.  In addition, at any time reasonably requested by the Collateral Agent or the Deposit Account Bank, each Holder shall provide a duly completed original IRS Form W-8BEN, W-8ECI, W-8IMY or W-9 or successor applicable form, as appropriate.  Each person required to deliver any such IRS form further undertakes to deliver to the Collateral Agent and the Deposit Account Bank two further copies of such IRS forms, or successor applicable IRS forms, on or before the date that any such IRS form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it.

Section 5.                      Events of Default, Remedies, etc.   At any time when the Pledgor or the Holder shall discover or receive notice that (i) an Event of Default has occurred and is continuing or (ii) the Obligations under the Note have been declared by the Holder to be immediately due and payable, the Pledgor or the Holder, as applicable, shall promptly notify the Collateral Agent and the Deposit Account Bank in writing thereof.  For the avoidance of doubt, it is expressly understood and agreed by the parties hereto that neither the Collateral Agent nor the Deposit Account Bank will have any knowledge of an Event of Default absent receipt of written notice thereof from the Pledgor or the Holder. During the period in which an Event of Default shall have occurred and be continuing, in addition to the rights and remedies set forth in the Note:

(a)           The Collateral Agent, at the written direction and in the sole discretion of the Holder, for the benefit of the Secured Parties, in addition to the rights and remedies set forth herein, shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent, for the benefit of the Secured Parties, were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right);

(b)           The Collateral Agent, at the written direction and in the sole discretion of the Holder, may make any reasonable compromise or settlement deemed desirable by the Holder with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c)           The Collateral Agent, at the written direction and in the sole discretion of the Holder, in its name or in the name of the Pledgor or otherwise, may demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(d)           The Collateral Agent may, at the written direction and in the sole discretion of the Holder, upon ten (10) days prior written notice to the Pledgor of the time and place (which notice the Pledgor acknowledges as reasonable and sufficient), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or any of its agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent shall determine, and for cash or on credit or for future delivery, at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Collateral Agent or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice or right and equity being hereby expressly waived and released.  Unless prohibited by applicable law, the Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned;

(e)           The Collateral Agent may exercise all rights, powers and privileges to the same extent as the Pledgor is entitled to exercise such rights, powers and privileges with respect to the Pledged Securities;

(f)           The Collateral Agent shall not be required to take steps necessary or advisable to preserve any rights against prior parties to any of the Collateral;

(g)           In enforcing any rights hereunder, the Collateral Agent shall not be required to resort to any particular security, right or remedy through foreclosure or otherwise or to proceed in any particular order of priority, or otherwise act or refrain from acting, and, to the extent permitted by law, the Pledgor hereby waives and releases any right to a marshaling of assets or a sale in inverse order of alienation;

(h)           The Collateral Agent may register any or all of the Pledged Securities in the name of the Collateral Agent or its nominee without any further consent of the Pledgor;

(i)           The Collateral Agent or its nominee at any time, without notice, may exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by the Pledgor or any part thereof, and to receive all interest and distributions in respect of such Collateral;

(j)           The Pledgor shall assemble and make available to the Collateral Agent the Collateral and all records relating thereto at any place or places specified by the Collateral Agent; and

(k)           The Collateral Agent, on behalf of the Holder, may be required to comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

The proceeds of each collection, sale or other disposition under this Section 5 shall be applied by the Collateral Agent to the Obligations pursuant to Section 6 hereof.

Section 6.               Application of Proceeds.  During any period in which an Event of Default shall have occurred and be continuing, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Agreement, shall be applied (or caused to be applied) by the Collateral Agent:

(a)           First, to the extent not otherwise paid in accordance with the terms of the Fee and Indemnification Agreement, to the payment of any and all Collateral Agent Expenses and any other Obligations owing to the Collateral Agent in respect of costs and expenses of such collection, sale or other realization or the preservation of the security interest granted pursuant to this Agreement, including, without limitation, costs and expenses of the Collateral Agent and the fees and expenses of its agents and counsel, and all expenses incurred by the Collateral Agent in connection therewith, until paid in full;

(b)           Second, to the payment in full of the Obligations; and

(c)           Third, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 6, “proceeds” of Collateral shall include cash, securities and other property realized in respect of, and distributions in kind of, the Collateral.

Section 7.               Sale of Collateral.

7.1           Private Sales.

(a)           Each of the Pledgor and the Holder recognizes that the Collateral Agent, for the benefit of the Secured Parties, may be unable to effect a public sale of any or all of the Pledged Securities, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each of the Pledgor and the Holder acknowledges and agrees that any private sale may result in prices and other terms less favorable to the Pledgor and the Holder than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. Neither the Holder nor the Collateral Agent shall be under any obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Pledged Entity or Pledgor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Pledged Entity or Pledgor would agree to do so.

(b)           The Collateral Agent, at the direction and in the sole discretion of the Holder, for the benefit of the Secured Parties, shall have the right to conduct any foreclosure sale of any part of the Collateral.  If an Event of Default shall have occurred and be continuing, the Holder may, in its sole and absolute discretion but only to the extent permitted by applicable law, direct the Collateral Agent in writing to retain and acquire for the Holder and/or its designees or nominees, the Collateral by instructing the Pledgor and/or the Pledged Entity to register on its ledgers and books the Collateral Agent’s acquisition of the Collateral and each certificate which embodies the Pledged Securities, subject to any rights of the Pledgor to object in accordance with the Uniform Commercial Code, if the Pledgor has not renounced or waived such rights in accordance with the Uniform Commercial Code. In connection therewith, the Collateral Agent, at the written direction of the Holder, shall have the right to complete any Unit Power in its favor.

(c)           The Pledgor further shall use its commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Securities pursuant to this Section 7.1 valid and binding and in compliance with any and all other requirements of applicable law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 7.1 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.1 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Note.

(d)           The Collateral Agent and the Holder shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Each of the Pledgor and the Holder hereby waives any claims against the Collateral Agent and the Holder arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Debt, even if the Collateral Agent, for the benefit of the Secured Parties, accepts the first offer received and does not offer any Collateral to more than one offeree.

(e)           The Pledgor acknowledges that Securities and Exchange Commission staff personnel have issued various No-Action Letters describing procedures which, in the view of the Securities and Exchange Commission staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the Uniform Commercial Code, yet not public for purposes of Section 4(2) of the Securities Act of 1933.  The Uniform Commercial Code permits the Pledgor to agree on the standards for determining whether the Collateral Agent, for the benefit of the Secured Parties, has complied with its obligations under Article 9 of the Uniform Commercial Code.  Pursuant to the Uniform Commercial Code, the Pledgor specifically agrees (x) that it shall not raise any objection to the Collateral Agent’s or the Holder’s purchase of the Pledged Securities (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters (i) shall be considered to be a “public” sale for purposes of the Uniform Commercial Code; (ii) will be considered commercially reasonable notwithstanding that the Collateral Agent has not registered or sought to register the Pledged Securities under the applicable securities laws, even if the Pledgor or any Pledged Entity agrees to pay all costs of the registration process; and (iii) shall be considered to be commercially reasonable notwithstanding that the Collateral Agent or the Holder purchases the Pledged Securities at such a sale.

(f)           Each of the Pledgor and the Holder agrees that the Collateral Agent shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Pledged Securities sold by the Collateral Agent pursuant to the terms of this Agreement.

(g)           To the extent that provisions of the Uniform Commercial Code or other applicable law impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, it is hereby agreed by all the parties hereto that it is commercially reasonable for the Collateral Agent to do any of the following:

(i)           not incur significant costs, expenses or other liabilities reasonably deemed as such by the Collateral Agent to prepare any Collateral for disposition;

(ii)           not obtain consents for the collection or disposition of any Collateral (other than a Sale Notice or an Election Notice, as the case may be);

(iii)           to the extent any sale of the Collateral is conducted through a public sale, to advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other persons for expressions of interest in acquiring any such Collateral;

(iv)           to the extent any sale of the Collateral is conducted through an auction, to appoint one or more other qualified auctioneers as directed by the Interested Holder delivering a Sale Notice to the Collateral Agent to act as auction agent to assist in the disposition of all or any portion of the Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Collateral Agent, obtain the services of other brokers, investment bankers, consultants, legal advisors, agents and other professionals to assist the Collateral Agent in the collection or disposition of any Collateral (the reasonable fees and expenses of such service providers to constitute Collateral Agent Expenses hereunder), utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral, or solicit bids wanted in competition to effect a disposition of all or any portion of the Collateral;

(v)           dispose of the Collateral in wholesale rather than retail markets;

(vi)           disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(vii)           sell Collateral at a price that may be less than the market price quoted by any valuation service provider or market-maker; provided, that the Collateral Agent has used commercially reasonable efforts to sell at such market price.

Each of the Pledgor and the Holder acknowledges that the purpose of this Section 7.1(g) is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being listed in this Section 7.1(g).  Without limitation upon the foregoing, nothing contained in this Section 7.1(g) shall be construed to grant any rights to the Pledgor or the Holder or to impose any duties on the Collateral Agent that would not have been granted or imposed by provisions of this Agreement, the Uniform Commercial Code or other applicable law in the absence of this Section 7.1(g).  It is expressly understood and agreed by the parties hereto that the Collateral Agent shall not under any circumstances be deemed to be a broker, dealer or investment advisor in connection with any disposition or any Collateral pursuant to the terms of this Agreement or applicable law.

7.2           Procedures for Sale of Collateral.

(a)           If the Collateral Agent shall be notified in writing by an Interested Holder that such Interested Holder wishes to exercise its remedies by directing the Collateral Agent to sell or cause the sale of limited liability membership interests of the Pledged Entity (“Membership Interests”) pledged to such Interested Holder on a sale date at least ten (10) Business Days after the date of such notice (a “Sale Date”, and such notice, a “Sale Notice”) in the manner set forth with specificity in such Sale Notice, the Collateral Agent shall, within two (2) Business Days of its receipt of any such Sale Notice, provide notice of such Sale Date (a “Sale Date Notice”) to each other Interested Holder.  Each Interested Holder receiving a Sale Date Notice shall have the right to elect and direct the Collateral Agent, by written notice to the Collateral Agent at least two (2) Business Days prior to the Sale Date (an “Election Notice”), to sell or cause the sale of the Membership Interests pledged to it in the same manner (each an “Electing Holder”).  The delivery of a Sale Notice or an Election Notice by an Interested Holder in respect of a Sale Date shall constitute an irrevocable and binding election and direction to the Collateral Agent from such Interested Holder and its successors and assigns to sell or cause the sale of its Membership Interests on such Sale Date.  Notwithstanding anything contained herein to the contrary, in no event shall the Collateral Agent be required to conduct more than one sale of Membership Interests within a fourteen (14) Business Day period, nor shall it be required to conduct any sale of the Collateral or any Membership Interest if it shall receive a Sale Notice from an Interested Holder less than ten (10) days prior to any Sale Date.

(b)           The Sale Date may be postponed at any time by the Collateral Agent.  In the case of any such postponement, the Sale Date shall be rescheduled to a date as shall be mutually agreed upon in writing by the Collateral Agent and each Interested Holder who delivered a Sale Notice for such Sale Date.  The Collateral Agent shall thereafter provide notice to each Electing Holder of the rescheduled Sale Date and each Electing Holder shall have the right to withdraw its Election Notice so long as such Electing Holder provides the Collateral Agent with written notice of its election to withdraw at least two (2) Business Days prior to any such rescheduled Sale Date.

(c)           By its acceptance of the Note, the Holder hereby waives any right, remedy or claim it may have, whether at law or in equity, against the Collateral Agent in connection with any sale of the Collateral pursuant to the terms of this Agreement, including, without limitation, in connection with any price accepted by the Collateral Agent or any timing of any sale (other than its right to select a Sale Date if it is sending the Collateral Agent a Sale Notice) and hereby releases the Collateral Agent from any and all liability arising under or in connection with any such sale.

Section 8.                      Attorney in Fact.  Without limiting any rights or powers granted by this Agreement to the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall be deemed appointed, which appointment as attorney-in-fact is irrevocable and coupled with an interest, the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof.  Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 8 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any payment in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 9.                      Termination and Release.  When the Obligations hereunder and under the Note shall have been paid in full in cash, and the Note has been cancelled, the Collateral Agent shall, upon receipt of written confirmation from the Holder that the Obligations hereunder and under the Note have been paid in full in cash and the Note has been cancelled, forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor.  Subject to the confirmation from the Holder described in the immediately preceding sentence, upon the payment in full of the Obligations, the Lien granted hereunder shall automatically terminate and the Collateral Agent shall promptly take any actions, as requested in writing by the Pledgor, to terminate and release the security interest in the Collateral granted to the Collateral Agent hereunder and any financing statements filed in connection herewith, and to cause the Pledged Collateral and any instrument of transfer previously delivered to the Collateral Agent to be delivered to the Pledgor, all at the cost and expense of the Pledgor.  If the Holder does not notify the Collateral Agent of the cancellation of the Note within five Business Days of payment in full of the Obligations hereunder and under the Note, the Pledgor may notify the Collateral Agent of such payment in full by sending a certificate of an officer of the Pledgor certifying that the Obligations under the Note have been paid in full (the “Officer’s Payoff Certificate”).  The Officer’s Payoff Certificate shall be delivered to the Collateral Agent by overnight courier, with a copy to the Holder (and to any additional party designated in writing by the Holder, including the parties set forth on Exhibit B hereto) by overnight courier.  So long as the Holder does not notify the Collateral Agent in writing that it disagrees with the Officer’s Payoff Certificate within seven Business Days of the Holder’s receipt thereof, the Collateral Agent shall be entitled to rely on the Officer’s Payoff Certificate as conclusive evidence that the Obligations hereunder and under the Note have been paid in full.

Section 10.                      Further Assurances.  The Pledgor agrees that, from time to time upon the written request of the Collateral Agent, the Pledgor will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

Section 11.                      Additional Agreements Concerning UCCs.  The Pledgor hereby agrees to file UCC-1 Financing Statements describing the Collateral and as may be necessary or desirable for purposes of perfecting the security interest in the Collateral granted by the Pledgor to the Collateral Agent pursuant to this Agreement.

Section 12.                      Substitution of Collateral.  At any time while this Agreement is in force and effect, unless an Event of Default shall have occurred and be continuing, the Pledgor may on ten Business Days prior written notice to the Collateral Agent and the Holder substitute for the Pledged Securities in whole, but not in part, (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government or (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; provided that (x) the fair market value of the substituted Collateral referred to in this Section 12(a) and (b) at all times shall be (I) at least equal to the Prepayment Amount under the Note if the maturities of such obligations are less than 90 days from the issuance thereof (provided that if the Note is not paid off in full or the Pledged Securities are not returned as Collateral within 6 months of such substitution of Collateral, the Pledgor shall provide additional substitute Collateral so that the total fair market value of all substituted Collateral shall be at least equal to 110% of the Prepayment Amount under the Note), or (II) at least equal to 125% of the amount of the Prepayment Amount under the Note if the maturities of such obligations exceed 90 days from the issuance thereof, in each case as determined by the Holder as of the date of such substitution pursuant to the terms thereof, and shall pay interest, dividends or other distributions no more than 12 times annually, (y) the Pledgor shall have taken all such necessary or desirable action to ensure that the Collateral Agent shall have a perfected first priority security interest in the substituted Collateral prior to directing the Collateral Agent to (A) release its Liens on the existing Collateral and (B) return the existing Collateral to the Pledgor, and (z) the Collateral Agent and the Pledgor, at the Holder’s or Pledgor’s request and at the Pledgor’s expense, shall enter into appropriate documentation to grant the Collateral Agent a first priority security interest in the substituted Collateral, in form reasonably acceptable to Collateral Agent, which documentation shall include, without limitation, a customary opinion from counsel to the Pledgor related to the grant and perfection of the security interest in the substituted Collateral.  The Pledgor hereby agrees that any direct or indirect increase in the administrative costs or expenses of the Collateral Agent or the Deposit Account Bank due to any substitution of Collateral pursuant this Section 12 shall be paid by the Pledgor.

Section 13.                      Miscellaneous.

13.1           No Waiver.  No failure or delay by the Collateral Agent or the Holder in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agent and the Holder hereunder and in the case of the Holder, under the Note, are cumulative and are not exclusive of any rights or remedies that they would otherwise have.

13.2           Governing Law; Jurisdiction; Consent to Service of Process.  THIS AGREEMENT SHALL BE BINDING UPON PLEDGOR AND ITS SUCCESSORS AND PERMITTED ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, THE COLLATERAL AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF THE COLLATERAL AGENT AND PLEDGOR. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED ON OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THE PLEDGOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE COLLATERAL AGENT OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY TO THIS NOTE IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN. NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF ANY PARTY TO THIS NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

13.3           Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

If to the Pledgor:	CT Legacy Holdings, LLC 410 Park Avenue 14th Floor New York, New York 10022 Attention: Geoffrey G. Jervis Telephone No.: 212-655-0220 Facsimile No.: 212-655-0044
with a copy to:	Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 Attention: Michael L. Zuppone, Esq. Telephone No.: 212-696-6000 Facsimile No.: 212-319-4090
If to the Collateral Agent:	U.S. Bank Corporate Trust Services 214 North Tryon Street, 26th Floor Charlotte, North Carolina 28202 Attention: Brand Hosford Telephone No.: 704-335-4600 Facsimile No.: 704-335-4678
If to the Holder:	[●] Attention: [●] Telephone No.: [●] Facsimile No.: [●]
with a copy to:	[●] Attention: [●] Telephone No.: [●] Facsimile No.: [●]

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 13.3, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.  The Collateral Agent shall receive any amendments or other modifications to the Note within five (5) Business Days of the effectiveness thereof.

13.4           Waivers, etc.  No waiver of any provision of this Agreement or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted in writing by the Holder and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, no action or inaction by the Holder or the Collateral Agent shall be construed as a waiver of any Event of Default, regardless of whether the Collateral Agent or the Holder may have had notice or knowledge of such Event of Default at the time.

13.5           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Holder and the Collateral Agent (and any attempted assignment or transfer by the Pledgor without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.  Simultaneously with any sale, transfer or assignment of the Note, (i) the Holder shall promptly deliver to the Collateral Agent evidence of assignment of this Agreement by the Holder to the Person to which such Note is being sold, transferred or assigned and (ii) the Person to which the Note has been sold, transferred or assigned (x) shall thereafter be bound by this Agreement as if it were an original party hereto and agrees that each reference in this Agreement to the “Holder” shall mean and be a reference to such Person, without the execution or filing of any paper or any further action by any party hereto and (y) shall promptly provide the Collateral Agent with any and all relevant tax information, including the applicable items referenced in Section 4.8, and any other contact or identifying information that the Collateral Agent reasonably requests.

13.6           Indemnification.  The Pledgor shall indemnify each of the Secured Parties (each such Person, including its respective officers, directors, employees, affiliates and agents being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder, (ii) relating to or arising out of the acts or omissions of the Pledgor under this Agreement, (iii) resulting from the ownership of or lien on any Collateral, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by final and nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. The obligations of the Pledgor under this Section 13.6 shall survive the termination of this Agreement and the earlier resignation or removal of the Collateral Agent.

13.7           Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by a federal or state authority in respect of this Agreement shall be paid by the Pledgor, together with interest and penalties, if any, subject to Pledgor’s right to contest such taxes. For the avoidance of doubt, in no event shall the Holder or the Collateral Agent be responsible for the preparation or filing of any tax-related items or the payment of any taxes in connection with this Agreement, the Pledgor or the Collateral. The Pledgor shall reimburse the Holder and the Collateral Agent for any and all reasonable expenses (including reasonable attorneys’, auditors’ and accountants’ fees) paid or incurred by the Holder and the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Agreement and in the administration, collection, preservation or sale of the Collateral.  Any and all costs and expenses incurred by the Pledgor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Pledgor.  The obligations of the Pledgor under this Section 13.7 shall survive the termination of this Agreement and the earlier resignation or removal of the Collateral Agent

13.8           Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

13.9           Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

13.10           Trial by Jury.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13.11           Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

13.12           Collateral Agent Performance of Pledgor’s Obligations.  Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which the Pledgor has agreed to perform or pay in this Agreement and the Pledgor shall reimburse the Collateral Agent for any reasonable amounts paid by the Collateral Agent pursuant to this Section 13.12.  The Pledgor’s obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

Section 14.                Collateral Agent.

14.1           (a) Appointment of Collateral Agent.  The Holder hereby appoints U.S. Bank, National Association (together with any successor pursuant to Section 14.8) as the Collateral Agent hereunder, and U.S. Bank, National Association hereby accepts such appointment by the Holder as the Collateral Agent hereunder.  The Holder hereby authorizes the Collateral Agent to (i) execute and deliver documents related hereto and accept delivery thereof on its behalf from the Pledgor, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Collateral Agent hereunder and (iii) exercise such powers as are reasonably incidental thereto.

(b)           Duties as Collateral and Disbursing Agent.  Without limiting the generality of clause (a) above, the Holder agrees that the Collateral Agent and the Deposit Account Bank, as applicable, shall have the right and authority, and are hereby authorized, to (i) act as the disbursing and collecting agents for the Holder with respect to all income, cash dividends, distributions, Proceeds or other property received in respect of the Pledged Securities, and each Person making any such payment is hereby authorized to make such payment to the Collateral Agent or the Deposit Account Bank, as applicable, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Holder with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such the Holder), (iii) act as collateral agent for the benefit of the Secured Parties for purposes of the perfection of all Liens created by this Agreement and all other purposes stated herein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by this Agreement, (vi) except as may be otherwise specified herein, exercise all remedies given to the Collateral Agent and the Holder with respect to the Collateral and (vii) execute any amendment, consent or waiver related hereto for the benefit of the Secured Parties, so long as the Holder has consented in writing to such amendment, consent or waiver.

14.2           Binding Effect.  The Holder agrees that (i) any action taken by the Collateral Agent in accordance with the provisions hereof, (ii) any action taken by the Collateral Agent in reliance upon the instructions of the Holder and (iii) the exercise by the Collateral Agent of the powers set forth herein, together with such other powers as are reasonably incidental thereto, shall be authorized by and binding upon the Holder.

14.3           Use of Discretion.  (a)      No Action without Instructions.  The Collateral Agent shall not be required to exercise any discretion or take, or omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under the express terms hereof or (ii) pursuant to written instructions from the Holder, as the case may be.

(b)           Right Not to Follow Certain Instructions.  Notwithstanding clause (a) above, the Collateral Agent shall not be required to take, or omit to take, any action (i) unless, (A) upon demand, the Collateral Agent receives assurance of indemnification satisfactory to it from CT Legacy Holdings, LLC or (B) in connection with a direction from the Holder to exercise remedies, the Collateral Agent determines, in its sole discretion, that the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Agreement, shall be sufficient against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Collateral Agent or (ii) that is, in the opinion of the Collateral Agent or its counsel, contrary to the terms hereof or applicable requirements of law.

14.4           Delegation of Rights and Duties.  The Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action by or through any trustee, co-agent, employee, attorney-in-fact, custodian or nominee and any other Person and the Collateral Agent shall not be responsible for any negligence or misconduct of ay such Person appointed with due care by it hereunder.  Any such Person shall benefit from this Section 14 to the extent provided by the Collateral Agent.

14.5           Reliance and Liability. The Collateral Agent shall not be liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement, and the Holder hereby waives and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent in connection with the duties expressly set forth herein.  Without limiting the foregoing, the Collateral Agent:

(i)           shall not be responsible or otherwise incur liability to the Holder for any action or omission taken in reliance upon the instructions of the Holder; and

(ii)           shall not be responsible to the Holder for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement;

and, for each of the items set forth in clauses (i) through (ii) above, the Holder hereby waives and agrees not to assert any right, claim or cause of action it might have against the Collateral Agent based thereon.

14.6           Collateral Agency.        (a)        The Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent.

(b)           The Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting in good faith and in accordance with the terms hereof upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(c)           The Collateral Agent may consult with counsel (which counsel may be counsel to the Collateral Agent, the Pledgor or any of its affiliates, and may include any of its employees) and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d)           The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, indenture, note or other paper or document, but the Collateral Agent in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Collateral Agent shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Pledgor, personally or by agent or attorney.

(e)           Whenever in the administration of this Agreement the Collateral Agent shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action with respect to enforcing any remedy or right hereunder, the Collateral Agent (i) may request instructions from the Holder, (ii) may refrain from enforcing such remedy or right or taking such action until such instructions are received and (iii) shall be protected in acting in accordance with such instructions.

(f)           Without prejudice to any other rights available to the Collateral Agent under applicable law, when the Collateral Agent incurs expenses or renders services in connection with any bankruptcy, insolvency or other proceeding, such expenses (including legal fees and expenses of its agents and counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy laws or law relating to creditors rights generally.

(g)           The Collateral Agent shall not be charged with knowledge of any Event of Default unless a responsible officer of the Collateral Agent shall have actual knowledge thereof.

(h)           No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
(i)           In no event shall the Collateral Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)           In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

(k)           Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the collateral agency business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(l)           The recitals contained herein and in the Note shall be taken as the statements of the Pledgor, and the Collateral Agent assumes no responsibility for their correctness.  The Collateral Agent makes no representations as to the validity or sufficiency of this Agreement or of the Note.  The Collateral Agent shall not be accountable for the use or application by the Pledgor of the Collateral or the proceeds thereof.  The Collateral Agent shall not be responsible for or in respect of and makes no representations as to the form, character, collectability, genuineness, sufficiency, value or validity of any of the Collateral.

(m)           None of the provisions contained in this Agreement shall in any event require the Collateral Agent to perform, or be responsible or liable for the manner of performance of, any obligations of the Pledgor hereunder.  The Collateral Agent shall have no duty to (i) file any financing or continuation statements, or amendments thereto, under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby or (ii) monitor the effectiveness or perfection of any security interest in any Collateral or the performance of the Pledgor hereunder, any service provider or any other party to this Agreement, nor shall it have any liability in connection with the appointment of any service provider, or the malfeasance or nonfeasance by such parties.  The Collateral Agent shall not make or be deemed to have made any representations or warranties with respect to the Collateral or the validity or sufficiency of any assignment or other disposition of the Collateral.

(n)           The Collateral Agent shall have no obligations or duties in connection with the Note.  It is expressly understood by the parties hereto that the Collateral Agent shall not be responsible for or in respect of, has no knowledge of and makes no representations as to the form, character, collectability, genuineness, sufficiency, value or validity of the Note.  By its acceptance of the Note, the Holder hereby waives any right, remedy or claim it may have, whether at law or in equity, against the Collateral Agent under or pursuant to the express or implied terms of the Note.

14.7           Intentionally Omitted.

14.8           Resignation of Collateral Agent.  (a) The Collateral Agent may resign at any time by delivering thirty (30) days prior written notice of such resignation to the Holder and the Pledgor, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of Section 13.3 hereof.  If the Collateral Agent delivers any such notice, the Holder shall have the right to appoint a successor Collateral Agent. Each appointment under this clause (a) shall be subject to the prior consent of the Pledgor, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.  The Collateral Agent acknowledges and agrees that if it resigns as Collateral Agent hereunder it shall return to the Pledgor any portion of the fees prepaid by the Pledgor that are required to be returned to the Pledgor pursuant to the terms of the Fee and Indemnification Agreement.

(b)           Effective immediately upon its resignation, (i) the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, (ii) the Holder shall assume and perform all of the duties of the Collateral Agent until a successor Collateral Agent shall have accepted a valid appointment hereunder, (iii) the retiring Collateral Agent shall no longer have the benefit of any provision of this Agreement (except any provisions which survive the termination of this Agreement and resignation or removal of the Collateral Agent) other than with respect to any actions taken or omitted to be taken while such retiring Collateral Agent was, or because such Collateral Agent had been, validly acting as Collateral Agent hereunder and (iv) the retiring Collateral Agent shall take such action as may be reasonably requested in writing by the Holder to assign to the successor Collateral Agent its rights as Collateral Agent hereunder.  Effective immediately upon its acceptance of a valid appointment as Collateral Agent, a successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent hereunder.

14.9           Collateral Agent Fees.  All fees and expenses of the Collateral Agent shall be paid by the Pledgor or CT Legacy Holdings, LLC in accordance with the terms of the Fee and Indemnification Agreement.  For the avoidance of doubt, the Holder shall not be liable to the Collateral Agent for any fees, expenses or other amounts due to Collateral Agent hereunder or with respect to the subject matter hereof.

 [THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PLEDGOR CT LEGACY SERIES 2 NOTE ISSUER, LLC a Delaware limited liability company

By:
Name:
Title:

HOLDER [_____] a [_______]

By:
Name:
Title:

Account Information: [________________] [________________]

COLLATERAL AGENT U.S. Bank, National Association, as Collateral Agent

By:
Name:
Title:

SCHEDULE 1

(LLC Membership Interests)

SCHEDULE 2

(account information)

Exhibit A

Form of Unit Power
Unit Power
FOR VALUE RECEIVED, the undersigned does hereby irrevocably sell, assign and transfer to ______________________, [●] ([●]) CLASS A-1 UNITS of CT Legacy REIT Holdings, LLC (the “Company”), standing in the name of the undersigned on the books of the Company and represented by Certificate No. [●], and does hereby irrevocably constitute and appoint _______________________ as attorney to transfer said units on the books of the Company with full power of substitution in the premises.

Dated:  ____________________

CT Legacy Series 2 Note Issuer, LLC

Name:	Geoffrey G. Jervis
Title:	Chief Financial Officer

Exhibit B

(additional parties)

EXHIBIT E

NOTICE INFORMATION

Taberna Entity	Entity to Hold Series 2 LLC Interest Secured Notes	Wire Instructions	Contact Information
Taberna Preferred Funding VI, Ltd.	Hare & Co.	[***]	TP Management LLC c/o Fortress Investment Group LLC 1345 Avenue of the Americas, 46th Floor New York, NY 10105 Attention: Rick Noble Telephone No: (212) 479-1505 Email: rnoble@fortress.com
The CT Entities	N/A	N/A	c/o Capital Trust, Inc. 410 Park Avenue 14th Floor New York, NY 10022 Attention: Geoffrey Jervis Telephone No: (212) 655-0220 Email: gjervis@capitaltrust.com

E-1

ANNEX A-I

Form of Paul, Hastings, Janofsky & Walker LLP Opinion

[opinion paragraphs]

1.           Each of the CT Entities has duly delivered the Transaction Documents to which it is a party under New York law.

2.           The Redemption Agreement constitutes a valid and binding obligation of each CT Entity that is a party thereto under New York law enforceable against each CT Entity that is a party thereto in accordance with its terms.  The Indenture constitutes a valid and binding obligation of CT under New York law enforceable against CT in accordance with its terms. The Security Documents constitute valid and binding obligations of CT Series 2 Note Issuer under New York law enforceable against CT Series 2 Note Issuer in accordance with their terms.

3.           The Series 2 LLC Interest Secured Note, when duly authorized, executed and delivered by CT Series 2 Note Issuer and issued in connection with the redemption of the Existing Notes and transfer for the Existing Noteholder Transferred Rights in accordance with the terms of the Redemption Agreement, will constitute a valid and binding obligation of CT Series 2 Note Issuer under New York law, enforceable against CT Series 2 Note Issuer in accordance with its terms.

4.           No registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Series 2 LLC Interest Secured Note is required in connection with the issuance of the Series 2 LLC Interest Secured Note to Taberna VI as contemplated by the Redemption Agreement and the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended, in each case assuming (i) that Taberna VI is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act, (ii) the accuracy of Taberna VI’s representations and warranties made in Section 5 of the Redemption Agreement and those of the CT Entities contained in the Redemption Agreement regarding the absence of a general solicitation in connection with the transfer of such Series 2 LLC Interest Secured Note to Taberna VI and (iii) the due performance by Taberna VI of the agreements of Taberna VI set forth in the Redemption Agreement.

5.           The performance by each CT Entity of its obligations under the Transaction Documents to which it is a party does not (a) cause such CT Entity to violate any United States federal or New York State law, regulation or rule applicable to such CT Entity or, to our knowledge, any order or decree of any United States federal or State of New York court, or governmental authority to which such CT Entity is a named party, or (b) to our knowledge, constitute a breach by CT of, or constitute a default by CT under, any of the Reviewed Agreements.

6.           No consent, approval, authorization or order of, or filing or registration with, any United States federal or State of New York court or governmental agency or body is required for the performance of the Transaction Documents or for the consummation of the transactions contemplated thereby by each of the CT Entities which are parties thereto, except such as may be required under or by the Securities Act or such filings or recordings as may be necessary to perfect liens.

Annex A-I-1

7.           None of CT, CT Legacy REIT Holdings, CT Series 2 Note Issuer or CT Legacy REIT Mezz Borrower is and, immediately after the closing of the transaction contemplated by the Redemption Agreement, none of CT, CT Legacy REIT Holdings, CT Series 2 Note Issuer or CT Legacy REIT Mezz Borrower will be, an “investment company,” as defined in the Investment Company Act of 1940, as amended.

8.           (a)           The Pledge Agreement creates in favor of the Series 2 LLC Interest Secured Note Collateral Agent, for the benefit of the each Holder (as defined in the Pledge Agreement), valid security interests under the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”) in the rights of CT Series 2 Note Issuer in such of the Series 2 Collateral in which security interests can be created under Article 9 of the New York UCC.

(b)           The Pledge Agreement, together with the delivery to the Series 2 LLC Interest Secured Note Collateral Agent in the State of New York of all security certificates representing the Pledged Units accompanied by unit powers in blank and duly executed by or on behalf of the appropriate persons, will create in favor of the Series 2 LLC Interest Secured Note Collateral Agent, for the benefit of each Holder, a perfected security interest under Article 9 of the New York UCC in the Pledged Units.

(c)           Assuming (i) the “Bank” as defined in both of the Security and Control Agreements is a “bank” within the meaning of Section 9-102(a)(8) of the New York UCC, (ii) each “Account” as defined in the Security and Control Agreements constitutes a “deposit account” within the meaning of Section 9-102(a)(29) of the New York UCC and is in the name of CT Series 2 Note Issuer, as the Bank’s sole “customer” (within the meaning of Section 4-104 of the New York UCC) with respect to such Account, and (iii) the State of New York is the “bank’s jurisdiction” (within the meaning of Section 9-304 of the New York UCC) with respect to the Account, then (i) the Security and Control Agreements are effective to perfect the security interest of the Series 2 LLC Interest Secured Note Collateral Agent in each Account under the New York UCC and (ii) assuming no other person has “control” (within the meaning of Section 9-104 of the New York UCC) with respect to such Account, then except with respect to the security interest of the Bank, such perfected security interest has priority over all other security interests created in such Account under the New York UCC.

Annex A-I-2

ANNEX A-II

Form of Venable Opinion

[opinion paragraphs]

1.           The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.  The Company has the corporate power to (a) carry on its business and to own or lease and operate its properties in all material respects as described in the 10-K under the under the caption “Item 1. Business” and (b) enter into and perform its obligations under the Agreement.

2.           The Mezz Borrower is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.  The Mezz Borrower has the corporate power to (a) own or lease and operate the “Company Assets” (as defined in the Mezz Charter) in all material respects subject to the limitations set forth in Section 3.3 of the Mezz Charter and (b) enter into and perform its obligations under the Agreement.

3.           The sale and issuance of the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Contribution Agreement and the Mezz Resolutions, the Shares will be validly issued, fully paid and nonassessable.

4.           The execution and delivery by each of the Company and the Mezz Borrower of the Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Mezz Borrower.

5.           Each of the Company and the Mezz Borrower has duly executed and delivered the Agreement.

6.           The execution and delivery by the Company of the Agreement, and the performance of its obligations thereunder, do not conflict with or violate (i) the Charter or the Bylaws or (ii) the Maryland General Corporation Law (the “MCGL”).

7.           The execution and delivery by the Mezz Borrower of the Agreement, and the performance of its obligations thereunder, do not conflict with or violate (i) the Mezz Charter or the Mezz Bylaws or (ii) the MGCL.

Annex A-II-1

ANNEX A-III

Form of RLF Opinion

[opinion paragraphs]

Authority to File Voluntary Bankruptcy Petition
CT LEGACY SERIES 2 NOTE ISSUER, LLC

Based upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that a federal bankruptcy court would hold that Delaware law, and not federal law, governs the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the Company.  Our opinion is based on the assumption that in any case in which this question is considered, the question will be competently briefed and argued.  Our opinion is reasoned and also presumes that any decision rendered will be based on existing legal precedents, including those discussed below.

Annex A-III-1

State Law Opinion
CT LEGACY SERIES 2 NOTE ISSUER, LLC

a.           The Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

b.           Under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, etseq. (the "LLC Act"), and the LLC Agreement, the Company has all necessary limited liability company power and authority to execute and deliver the Transaction Documents, and to perform its obligations thereunder.

c.           Under the LLC Act and the LLC Agreement, the execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Company.

d.           No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by the Company solely in connection with the execution and delivery by the Company of the Transaction Documents, or the performance by the Company of its obligations thereunder.

e.           The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, do not violate (i) any Delaware law, rule or regulation, or (ii) the LLC Certificate or the LLC Agreement.

f.           The LLC Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in accordance with its terms.

g.           If properly presented to a Delaware court, a Delaware court applying Delaware law would conclude that (i) so long as any Obligation is outstanding, in order for a Person to file a voluntary bankruptcy petition on behalf of the Company, the prior written consent of the Independent Manager, as provided for in Section 9(j)(iii) of the LLC Agreement, is required, and (ii) such provision, contained in Section 9(j)(iii) of the LLC Agreement, that requires, so long as any Obligation is outstanding, the prior written consent of the Independent Manager in order for a Person to file a voluntary bankruptcy petition on behalf of the Company, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in accordance with its terms.

h.           While under the LLC Act, on application to a court of competent jurisdiction, a judgment creditor of the Member may be able to charge the Member's share of any profits and losses of the Company and the Member's right to receive distributions of the Company's assets (the "Member's Interest"), to the extent so charged, the judgment creditor has only the right to receive any distribution or distributions to which the Member would otherwise have been entitled in respect of such Member’s Interest.  Under the LLC Act, no creditor of the Member shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Company.  Thus, under the LLC Act, a judgment creditor of the Member may not satisfy its claims against the Member by asserting a claim against the assets of the Company.

Annex A-III-2

i.           Under the LLC Act (i) the Company is a separate legal entity, and (ii) the existence of the Company as a separate legal entity shall continue until the cancellation of the LLC Certificate.

j.           Under the LLC Act and the LLC Agreement, the Bankruptcy or dissolution of the Member will not, by itself, cause the Company to be dissolved or its affairs to be wound up.

Annex A-III-3

Form of UCC Opinion

a.           The Financing Statement is in an appropriate form for filing with the Division.

b.           Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the “Delaware UCC”) is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statement with the Division, the Collateral Agent will have a perfected security interest in the Company's rights in that portion of the Collateral described in the Financing Statement in which a security interest may be perfected by the filing of a UCC financing statement with the Division (the “Filing Collateral”) and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

Annex A-III-4

State Law Opinion
CT LEGACY HOLDINGS, LLC
CT LEGACY REIT HOLDINGS, LLC

a.           Each Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

b.           Under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, etseq. (the "LLC Act"), the Legacy Holdings Consent and the Legacy Holdings LLC Agreement, Legacy Holdings has the requisite limited liability company power and authority to execute and deliver the Transaction Document, and to perform its obligations thereunder.

c.           Under the LLC Act, the Legacy Holdings Consent and the Legacy Holdings LLC Agreement, the execution and delivery by Legacy Holdings of the Transaction Document, and the performance by Legacy Holdings of its obligations thereunder, have been duly authorized by the requisite limited liability company action on the part of Legacy Holdings.

d.           No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by Legacy Holdings solely in connection with the execution and delivery by Legacy Holdings of the Transaction Document, or the performance by Legacy Holdings of its obligations thereunder.

e.           The execution and delivery by Legacy Holdings of the Transaction Document, and the performance by Legacy Holdings of its obligations thereunder, do not violate (i) any Delaware law, rule or regulation, or (ii) the Legacy Holdings LLC Certificate or the Legacy Holdings LLC Agreement.

Annex A-III-5

Schedule A

Significant Subsidiaries of CT Legacy Holdings

CT Legacy REIT Holdings, LLC

CT Legacy REIT Mezz Borrower, Inc.

CT Legacy Asset, LLC

CT Legacy JPM SPV, LLC

CT Legacy MS SPV, LLC

CT Legacy Citi SPV, LLC